Exhibit 1

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC Project Boots OPPORTUNITY OVERVIEW

©2024 Boots Capital Management, LLC PROJECT BOOTS 2 Disclaimer This communication is being furnished to you by Boots Capital Management, LLC (together with its affiliates, “ Boots ”) on a confidential basis and may not be reproduced or used for any other purpose. Your acceptance of this communication from Boots constitutes your agreement to ( i ) keep confidential all the information contained in this communication, as well as any information derived by you from the information contained in this communication (collectively, the “Confidential Information”) and not disclose any such Confidential Information to any other person, (ii) not to use the Confidential Information for purposes of trading a ny security, (iii) not copy this communication without the prior written consent of Boots and (iv) promptly return this communication and any copies hereof to Boots , or destroy any electronic copies hereof, in each case subject to any material confidentiality requirements. This communication is for discussion and informational purposes only. The views expressed herein represent th e opinions of Boots as of the date hereof. Boots reserves the right to change or modify any of its opinions expressed herein at any time and for any reason and expressly disclaims any obligation to correct, update or revise the information contained herein or to otherwise provide any additional materials. All of the information contained herein is based on or derived from publicly available information with respect to Crown Cast le Inc. (the “Company”), including filings made by the Company with the Securities and Exchange Commission (“SEC”) and other sources, as well as Boots’ analysis of such publicly available information. Boots has relied upon and assumed, without independent verification, the accuracy and completeness of all data and information available from public sources, and no representation or warranty is made that any such data or information is accurate. Boots recognizes that there may be confidential or otherwise non - public information with respect to the Company that could alter the opinions of Boots were such information known. No representation, warranty or undertaking, express or implied, is given as to the reliability, accuracy, fairness or completeness of the information or opinions contained herein, and Boots and each of its directors, managers, partners, officers, employees, representatives, agents and advisors expressly disclaim any liability which may arise from thi s communication and any errors contained herein and/or omissions here from or from any use of the contents of this communication. Except for the historical information contained herein, the information and opinions included in this communication constitut e forward - looking statements, including estimates and projections prepared with respect to, among other things, the Company’s anticipated operating performance, the value of the Company’s securities, debt or any related financial instruments that are based upon or relate to the value of securities of the Company (collectively, “Company Securities”), general economic and market conditions and other future events. You should be aware that all forward - looking statements, estimates and projections are inherently uncertain and subject to significant economic, competitive, and other uncertainties and contingencies and have been included solely for illustrative purposes. Actual results may differ materially from the information contained herein d ue to reasons that may or may not be foreseeable. There can be no assurance that the Company Securities will trade at the prices that may be implied herein, and there can be no assurance that any opinion or assumption herein is, or will be proven, correc t. If one or more of the risks or uncertainties materialize, or if Boot s ' underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by any forward - looking statements. Accordingly, forward - looking statements should not be regarded as a representation by Boots that the future plans, estimates or expectations contemplated herein will ever be achieved. This communication and any opinions expressed herein should in no way be viewed as advice on the merits of any investment decision with respect to the Company, the Company Securities or any transaction. This communication is not (and may not be construed to be) legal, tax, investment, financial or other advice. Each recipient should consult their own legal counsel an d t ax and financial advisers as to legal and other matters concerning the information contained herein. This communication does no t purport to be all - inclusive or to contain all of the information that may be relevant to an evaluation of the Company, the Compa ny Securities or the matters described herein. This communication does not constitute (and may not be construed to be) a solicitation or offer by Boots or any of its directors, managers, partners, officers, employees, representatives, advisors or agents to take any action, including to buy or sell any Company Securities or securities of any other person in any jurisdiction or an offer to sell an interest in funds that may be managed by Boots . This communication does not constitute financial promotion, investment advice or an inducement or encouragement (subject to the terms of any confidentiality agreement between you and Boots) to participate in any product, offering or investment or to enter into any agreement with the recipient. No agreement, commitment, understanding or other legal relationship exists or may be deemed to exist between or among Boots and any other person by virtue of furnishing this communication. No representation or warranty is made that Boots’ investment processes or investment objectives will or are likely to be achieved or successful or that Boots’ investments will make any profit or will not sustain losses. Past performance is not indicative of future results. Boots currently beneficially owns and/or has an economic interest in and may in the future beneficially own and/or have an economic interest in, the Company Securities. Boots intends to review its investments in the Company on a continuing basis and depending upon various factors, including without limitation, the Company’s financial position and strategic direction, the o utc ome of any discussions with the Company, overall market conditions, other investment opportunities available to Boots , and the availability of the Company Securities at prices that would make the purchase or sale of the Company Securities desirable, Boots may from time to time (in the open market or in private transactions, including since the inception of Boots’ position) buy, sell, cover, hedge or otherwise change the form or substance of any of its investments (including the Company Securities) to any degree in any manner permitted by law and expressly disclaims any obligation to notify others of any such changes unless required by law. Boots also reserves the right to take any actions with respect to its investments in the Company as it may deem appropriate. Boots has not sought or obtained consent from any third party to use any statements or information contained herein. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Al l trademarks and trade names used herein are the exclusive property of their respective owners.

©2024 Boots Capital Management, LLC PROJECT BOOTS 3 Important Information CERTAIN INFORMATION CONCERNING THE PARTICIPANTS The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC ("Boots Capital "), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the "Boots Parties"); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the "Boots Nominees," and together with the Boots Parties, the "Participants"). Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders o f Crown Castle Inc., a Delaware corporation ("Crown Castle" or the "Corporation"). IMPORTANT INFORMATION AND WHERE TO FIND IT BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL'S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM . THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION'S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL - FREE: (800) 662 - 5200). Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement. Soliciting Materials Disclaimer The presentation reflected in this document incorporates certain analysis prepared by Ernst & Young LLP and provided to 4M Investments in support of this Management Plan. EY’s work for 4M Investments was limited to: (1) proposing a financial model structure to assess potential impacts from scenarios and assumptions, as directed by 4M Investments; (2) a tax analysis of potential tax implications of Crown Castle’s sale of fiber assets; and (3) a market study covering commercial and operational aspects of Crown Castle’s tower business. EY did not use any internal information from Crown Castle for its analysis. EY analysis, to the extent incorporated or referenced in this presentation, should not be relied upon for investment advice nor doe s it constitute due diligence for any potential transaction.

©2024 Boots Capital Management, LLC PROJECT BOOTS Contents Why We’re Here and Why It Matters for Shareholders 5 7 Crucial Mistakes: How the Board Got It Wrong 11 Crown Castle Board’s Strategic Direction 44 Boots Operational & Governance Excellence 55 Executive Summary of Boots Plan 77 Conclusion 87 Appendix 89 Boots’ Plan Detail – Fiber/Small Cells 90 Boots Plan Detail: Towerco 100 Shareholder Value Implications 108 40

©2024 Boots Capital Management, LLC ©2024 ©2024 Boots Capital Management, LLC 5 Why We’re Here and Why It Matters for Shareholders PROJECT BOOTS

6

Crown Castle Needs Change to Drive Shareholder Value

- Crown Castle began life as an innovative, lean and entrepreneurial company that was creating an entire new industry and is one of the most important infrastructure companies in the US today. **But Crown Castle is guided by a Board with demonstrably poor judgement**
- The stock has significantly underperformed its direct peers for a decade straight and is run with high costs, high management turnover and poor corporate governance
- Crown Castle today is a broken company: $22bn fiber investment with disappointing returns; operational confusion and poor operating metrics; dividend fueled with debt; squandered shareholder trust and lost employee morale
- While the Company has taken some positive steps, there is clearly still the need for substantial Board change
    - The process to search for and appoint a new CEO laid bare the Board's lack of a succession plan
    - The absence of relevant skillsets on the Board to support the new CEO
    - Two new board members appointed in a cooperation agreement with Elliott that was restructured twice after we raised concerns
    - The review of the sale of the fiber division that will make apparent the Board's poor judgment in investments
- Boots Capital, led by the co-founder of Crown Castle, Ted B. Miller, is advocating to contribute directly to the reboot of Crown Castle. We are not seeking control – we just have a plan: finalizing the fiber sale, refocusing the company on tower efficiency and growth, resetting compensation plans, reviving customer relationships, rebuilding shareholder trust, and invigorating employees
- Boots' nominees give the Board the tools, skills and a fresh, experienced view for the major turnaround that will benefit all shareholders

The CCI Board has consistently made poor decisions for the last decade and shareholders paid the price

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 7 Seven months of intense study to help complete a Fiber transaction Extensive board - level compensation plan experience Specific knowledge of new technologies and workflow digitization The passion and care of a co - founder who is invested in the long - term success for all shareholders 50+ year Telecom industry global contacts to support build - out of management team Rebuilding investor relationships and trust Corporate strategy / Capital allocation / Corporate Finance CEO mentorship and subject - matter detail, built from the depth of our tower experience How Boots Drives Change That Will Build Value for Shareholders Skills and Expertise to Support Both Fiber Sale and Go - Forward Tower Strategy

8

Boots: Highly Qualified, Towers Experience, Results Oriented



Ted Miller

President, 4M Investments

- Co-Founder, previous Chairman and CEO of Crown Castle International Corp. (1994 – 2002)
- Former Airgas/Air Products Director through sale to Air Liquide (2010 – 2016)
- Former ACS Director through sale to Xerox (2008 – 2010)
- Founder & previous owner of Intercomp Technologies, a BPO founded in Eastern Europe in 1994 and sold to Elbrus Capital in 2013
- Founder and Executive Chairman of M7 Aerospace from 2003 until sale to Elbit Systems in 2011
- Founder and Executive Chairman of Visual Intelligence focused on digital twins of telecom infrastructure (2003 – Present)
- Investor, Board Member of PowerX (2022 – Present)
- Advisor to the Autonomy Institute (2020 – Present)



Chuck Green

Founding Partner, Greenseas DWC LLC

- Former CFO & EVP of Crown Castle (1997-2002)
- Former Exec. Chair, CEO and Co-Founder of Helios Towers Africa LLP (2009-2017)
- Former Independent Member, Supervisory Board, Vantage Towers (2021-2023)
- Co-Founder of Helios Towers Nigeria, the first independent TowerCo in Africa (2005-2014)
- Former NED and Senior Advisor, Edotco, largest TowerCo in S. Asia (2013-2021)
- Shareholder, Strategic Advisor and NED of PowerX (2022-Present)
- NED & Senior Advisor, Pinnacle Towers Pte Ltd, (2021-Present)
- Over 50 years experience in asset management, property, Oil & Gas and telecoms
- 26 years executive experience in the tower industry, including 22 sale/leaseback transactions in 15 countries on four continents

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 9 Boots: Highly Qualified, Towers Experience, Results Oriented • 1 8 year focus on investment valuation, due diligence , portfolio company management experience , telecom operations, and global defense logistics • 10 years of Global towerco /telecom valuation and due diligence experience • President, CFO and Board Member of Visual Intelligence (2016 – Present) • President, CFO and Board Member of 4M HR Logistics (2014 – Present) • Partner, 4M Investments, a family office with substantial investments across the capital structure in telecom, real estate and public and private companies (2014 – Present) • Advisory Board Member of PowerX , a telecom AI company (2023 – Present) • Former Associate, Wellspring Capital Management , completing over $200mm of acquisitions and oversaw companies with revenues in excess of $1bn • Former Bear Stearns Investment Banking Analyst in Leveraged Finance/Financial Sponsors Group, completing over $5bn of financial commitments on behalf of the firm • Over 45 years of investment banking experience • Founder, EMEA TMT groups for JP Morgan, Lehman Brothers and Credit Suisse • Senior Advisor to Committed Capital Ltd, a development and growth capital investment fund, (2013 – Present) • Board Member of DK Group NV (2007 – Present) • Served in various capacities at Credit Suisse/Credit Suisse First Boston from 1996 to 2023, including as Co - Chairman of the European Investment Banking Committee (2006 – 2023) • Board Member and Chairman of the Compensation Committee of Miniweb Interactive Ltd (2007 – 2011) • Vice Chairman and Board Member of European Competitive Telecommunications Association (2002 – 2005) • Board Member of Deutsche Telekom Mobile Netherlands in 2001 • Senior Advisor Chairman to Bartons Family Capital (2022 – 2023) • Lead Independent Director, Orbit Showtime Networks (2009 – 2018) • Member of Bowdoin College Board of Trustees for 20 years including serving as Vice Chair of the Board and Chair of the Development and Governance Committees Tripp Rice Partner, 4M Investments David Wheeler Principal, Markham Capital

©2024 Boots Capital Management, LLC PROJECT BOOTS Boots is the missing piece to revive Crown Castle 10 • Bring Tower industry operational and execution expertise to help CEO and management team execute • Contribute knowledge base of technologies specific to the tower industry workflow • Have passion and credibility to stabilize and turnaround dysfunctional employee and executive ranks • Will rework compensation and incentive structures for management and employees • Leverage extensive balance sheet and capital markets experience • Conducted seven months of study around the fiber asset and dialogue with largest shareholders • Acute understanding of global tower industry Boots (Industry Leaders) • Fiber knowledge by ownership of Windstream • Capital markets expertise and understanding • Macro economic perspective • Individual securities trading • Balance sheet and capital markets expertise • A pragmatic focus on shorter - term performance Elliott (Activist) • Historical perspective • Institutional knowledge • New CEO with fresh perspective CCI Directors & Management The Right Combination: Boots, Elliott, and CCI Directors

©2024 Boots Capital Management, LLC ©2023 ©2024 Boots Capital Management, LLC 11 7 Crucial Mistakes: How the Board Got It Wrong PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 7 Crucial Mistakes: How the Board Got It Wrong 12 1 Value Destruction Significant relative Total Shareholder Return (TSR) underperformance for 1, 3, 5, 7, and 10 - year periods 2 Capital Misallocation Spent over $22bn on a fiber strategy that has not earned back its own cost of capital, while rivals focused elsewhere and pro spe red 3 Debt - Fueled Dividend Significant investments in Fiber, combined with consistent dividend increases have forced the Company to fund its dividend wi th debt 4 Execution Failures Jeopardized relationship with major customer DISH with a failed lawsuit; Closed and reopened Pennsylvania facility in less th an two - months; Poor cost structure when benchmarked against direct peers 5 Poor Corporate Governance Decade - plus failure to link compensation to ROIC metrics; Failed CEO succession planning; Presently paying new CEO, resigned CEO, and interim CEO; Signed a “cooperation agreement” with Elliott that was challenged in Delaware Court, which the Company clawed back after a Bo ots challenge; Rolled back by - law in 2023 after an Elliott challenge; Contrary to Delaware Court directives, expanded the Board in the late - stages of a pro xy contest and subsequently reversed course following court scrutiny 6 Squandered Human Capital Massive executive turnover; Wasted company culture and employee morale 7 Sham Engagement Ignored months of Boots outreach in 2023; Refused to seek details of Boots plan, sign an NDA to receive the balance of Boots’ fi ndings/analysis or spend meaningful time with Boots nominees when discussion finally commenced; Never responded to Boots’ settlement offer TR0

©2024 Boots Capital Management, LLC PROJECT BOOTS CCI’s Relative TSR Performance 1 - Year 2 - Year 3 - Year 5 - Year 7 - year 10 - Year AMT (292%) (82%) (542%) (47%) (47%) (46%) SBAC (26%) (19%) (153%) (56%) (53%) (34%) S&P 500 (142%) (51,630%) (168%) (69%) (35%) (19%) Absolute TSR Performance 1 - Year 2 - Year 3 - Year 5 - Year 7 - year 10 - Year CCI (10%) (39%) (18%) 28% 73% 127% AMT 5% (22%) 4% 53% 139% 234% SBAC (8%) (33%) (7%) 63% 156% 194% S&P 500 24% 0.08% 27% 90% 113% 158% 13 Total Lack of Shareholder Return Mistake #1 Value Destruction - 10% - 18% 28% 127% 5% 4% 53% 234% - 8% - 7% 63% 194% 24% 27% 90% 158% 1-Year 3-Year 5-Year 10-Year CCI AMT SBAC S&P 500 CCI has underperformed its peers and the market across a 10 - , 7 - , 5 - , 3 - , 2 - and 1 - year period Source: FactSet. Data as of December 31, 2023.

©2024 Boots Capital Management, LLC PROJECT BOOTS 14 1 Year Relative Total Return vs. Peers and NAREIT (April 2024) Mistake #1 Value Destruction Source: FactSet. Data as of April 26, 2024. Over the last year, Crown Castle has Lagged AMT and the NAREIT Index May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr 70 75 80 85 90 95 100 105 110 (INDEX)CrownCastleInc.-TotalReturn (INDEX)FTSENAREITAllEquityREITs-TotalReturn (INDEX)AmericanTowerCorporation-TotalReturn (INDEX)SBACommunicationsCorp.ClassA-TotalReturn

©2024 Boots Capital Management, LLC PROJECT BOOTS 15 3 Year Relative Total Return vs. Peers and NAREIT Mistake #1 Value Destruction Source: FactSet. Data as of April 26, 2024. Over the last 3 years, Crown Castle has Lagged AMT, SBAC and the NAREIT Index 7/21 10/21 1/22 4/22 7/22 10/22 1/23 4/23 7/23 10/23 1/24 4/24 50 60 70 80 90 100 110 120 130 (INDEX)CrownCastleInc.-TotalReturn (INDEX)FTSENAREITAllEquityREITs-TotalReturn (INDEX)AmericanTowerCorporation-TotalReturn (INDEX)SBACommunicationsCorp.ClassA-TotalReturn

©2024 Boots Capital Management, LLC PROJECT BOOTS 16 5 Year Relative Total Return vs. Peers and NAREIT Mistake #1 Value Destruction Source: FactSet. Data as of April 26, 2024. Over the last 5 years, Crown Castle has Lagged AMT, SBAC and the NAREIT Index '19 '20 '21 '22 '23 60 80 100 120 140 160 180 200 (INDEX)CrownCastleInc.-TotalReturn (INDEX)FTSENAREITAllEquityREITs-TotalReturn (INDEX)AmericanTowerCorporation-TotalReturn (INDEX)SBACommunicationsCorp.ClassA-TotalReturn

©2024 Boots Capital Management, LLC PROJECT BOOTS CCI’s Relative TSR Performance Directors Tenure AMT SBAC P. Robert Bartolo (2014) 10.2 years (44%) (28%) Cindy Christy (2007) 16.7 years (43%) (53%) Ari Q. Fitzgerald (2002) 21.7 years (35%) (54%) Andrea J. Goldsmith (2018) 6.2 years (56%) (37%) Anthony J. Melone (2015) 8.9 years (46%) (28%) 2020 Directors (including Tammy K. Jones, Matthew Thornton, III, Kevin A. Stephens) 3.4 years (542%) (153%) Kevin T. Kabat (2023) 0.7 years (36%) (21%) Source: FactSet. Tammy K. Jones and Matthew Thornton, III joined the Board on November 6, 2020. Kevin A Stephens joined the B oar d on December 1, 2020. Data for the 2020 directors are as of December 31, 2023, and beginning on December 31, 2020. 17 Crown Castle’s Underperformance Across Director Tenures Mistake #1 Value Destruction Significant underperformance relative to peers across director tenures Red box indicates that Boots recommends shareholders vote to “WITHHOLD” against Bartolo , Christy, Fitzgerald and Kabat on the Gold proxy card Source: FactSet. Data as of December 31, 2023.

©2024 Boots Capital Management, LLC PROJECT BOOTS 18 Incumbents Bartolo: Portfolio Manager • Board Chair of CCI (2007 - Present) • Portfolio Manager in the U.S. Equity Division of T. Rowe Price (2005 - 2014) • Analyzed and recommended companies in the telecommunications and related industries for T. Rowe Price (2002 - 2007) • Co - managed Media and Telecom Fund of T. Rowe Price (2005 - 2007) • Poor TSR • Poor Governance Decisions • Poor Capital Allocation Decisions: Fiber • Poor Strategic Decisions: Boots Engagement • No CEO Succession Plan • Paying 3 Executives Simultaneously for CEO Role • Entrenched Behavior • No Tower Company Executive Experience • Long Tenure ( Bartolo , Christy, Fitzgerald) Christy: President of Consumer Tech Company • Director of CCI (2007 - Present) • President of Asurion Corporation (2014 - Present) • COO of Asurion Corporation (2014 - 2017) • President - Americas of Asurion Corporation (2012 - 2014) Fitzgerald: Global Regulatory Attorney at Hogan Lovells • Director of CCI (2002 - Present) • Partner, Hogan Lovells (2001 - Present) • Leads the firm’s communications, internet, and media practice Kabat: Financial Services Executive • Director Since 2023 • CEO at Fifth Third Bank, a financial services company • Director at NiSouce Inc., Unum Group, AlTi Global Inc., E*TRADE Financial Corporation • During his tenure as Director at Fifth Third Bancorp the bank’s TSR ranked 8th out of its 12 - company peer set Crown Castle’s Roster of Underperformers Mistake #1 Value Destruction

19

Mistake #2 | **Capital Misallocation**

Crown Castle's Failed Fiber Investment Strategy

Fiber Investments:

Invested **$22bn** beginning in 2012 and projected to spend **$1.4bn in 2024**

Boots analysis indicates the $22bn is **now worth approximately $12.5bn**

Paid high premiums – **average multiple paid 15x**

Largest single acquisition: Lightower in 2017 for **$7 billion (14x)**

Average multiple paid by competitor, Zayo, **9x**

Fiber performance transparency has been limited – especially prior to 2020

Produced cash yield on invested capital of **7.3%**, while its own weighted-average cost of capital is **7.8%**

The Company's Fiber market cohort analysis further shows underwhelming returns in the two largest markets that the Company highlights as successes:

- Los Angeles: **$1.7bn** investment; initial acquisition yield 5.6%; cash yield: 7.6%
- Philadelphia: **$900mm** investment; initial acquisition yield 9.6%; cash yield: 8.5%

Fiber capex has equaled **75% of overall Company capex** during the last five years

CCI has spent a decade overpaying for and undermanaging the Fiber assets

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 20 Source: Elliott Reclaiming the Crown Presentation 7.6.2020. Press releases and merger announcements/filings. Note: Multiples are pre - synergies and reflect LQA EBITDA where available. Where LQA EBITDA is not available, multiples reflect expected EBITDA contribution at the time of acquisition, except for Fibertech which reflects target’s last fiscal year EBITDA prior to deal announcement. Average multiple paid represents cumulative spend as a multiple of cumula tiv e EBITDA acquired.. 4x 4x 4x 5x 5x 6x 6x 6x 6x 7x 7x 7x 8x 8x 8x 8x 9x 9x 10x 10x 10x 10x 11x 11x 11x 11x 12x 12x 12x 12x 12x 12x 13x 14x 14x 14x 14x 15x 15x 15x 16x 17x 17x 17x 17x 18x 20x 24x 30x 0 5 10 15 20 25 30 35 US Carrier NTI Allstream Marquisnet CFS Arialink Onvoy AGL Nentworks CoreNAP PPL Clearview Fibernet Memphis Networx CoreXchange ELI AFS AboveNet Hibemia Lumos AtlantaNAP LiteCast Neo Telecoms Fibergate Zayo Interroute Hunt Telecom PEG Bandwidth Fiberlink Level-3 360Networks Citynet Access Communications TW Telecom LightTower Latisys First Telecom Firstlight Neutral Path Geo Fibertech Sunesys FPL FiberNet Spread Networks Southern Optic Zoo IdeaTek Wilcon Viatel NextG Networks Fiber Transaction Multiples Since 2007 - EV / EBITDA Crown Castle Average Multiple Paid: 15x Zayo Average Multiple Paid: 9x Crown Castle Persistently Overpaid for Fiber Assets Elliott Highlighted this Concern in 2020 “The multiples are interesting. Crown’s entry into the fiber space clearly has caused an increase in the multiples. If you look at the starting FPL, and then at Wilcon, and then ultimately with Lightower. It’s hard to say they’re not right or fair. It’s just – it requires a different level of conviction and comfort that those core business are going to continue to grow at the rates they’ve been growing at the time they were acquired.” CFO Matt Steinfort , Zayo October 2017 Capital Misallocation Mistake #2 Crown Castle has paid among the highest multiples for its fiber acquisitions across the 50+ fiber M&A transactions since 2007. TR0

©2024 Boots Capital Management, LLC PROJECT BOOTS 21 Fiber Acquisitions Dislocated CCI Performance From Peers 10 - Year Relative Share Price vs. Peers Capital Misallocation Mistake #2 Shares of Crown Castle have underperformed peers by +/ - 60% due to Fiber Acquisitions +/ - 60% Relative Share Price Performance Gap Quanta Fiber Acquisition FPL Fibernet Fiber Acquisition Wilcon Fiber Acquisition Lightower Fiber Acquisition Source: FactSet. Data as of January 26, 2024.

©2024 Boots Capital Management, LLC PROJECT BOOTS 2017 As has been our view over the past several years, we see the ownership of deep, dense fiber in top metro markets as a competitive advantage in facilitating small cell deployments in a cost - effective and timely manner.” Jay Brown, Former Crown Castle CEO and current Executive Consultant (CCI Q2 2017 Earnings Call Transcript) 22 “ 2024 There's many small cell companies that operate without a Fiber Company, enterprise Fiber Company such as ours, so part of the review, one of the learnings that those businesses can be separated out. And so that increases our alternatives and informs our view as we progress through the strategic review.” Rob Bartolo, Crown Castle Chairman (CCI Q1 2024 Earnings Call Transcript) “ 10 YEARS and $22 BILLION - the Board has done a 180 and reached the following conclusion: Despite these expensive learnings, Crown Castle’s 2024 Fiber / small cell capex estimate is $1.4bn of additional investment Crown Castle’s Board: Slow to Understand, Slow to Act Capital Misallocation Mistake #2

©2024 Boots Capital Management, LLC PROJECT BOOTS 23 40k 40k 40k 40k 40k 40k 40k 40k 40k 40k 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Investing in Fiber at the Cost of the Tower Business Cumulative Fiber Investment ($bn) Notes: Limited Information prior to 2017. 2024 Represents Management’s Forecast Total Tower Count (thousands) Board invested $22bn in fiber at premium valuations while CCI’s tower - business investment stagnated Fiber Acquisitions $2.9 $4.2 $14.8 $16.1 $17.6 $18.8 $19.7 $20.8 $22.0 $23.4 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2012 $1.0bn, 30x EBITDA 2015 $1.0bn, 16x EBITDA 2017 $1.5bn, 17x EBITDA 2017 $600mm, 20x EBITDA 2017 $7.1bn, 14x EBITDA Capital Misallocation Mistake #2

24

Mistake #2 | Capital Misallocation

Crown Castle Towers Stagnated – While Rivals Capitalized

Shockingly, Crown Castle Has Missed an Opportunity to Double its Tower Count and Add ~$1.3bn Tower Cash Flow

US Private Tower Owners	#Sites	Tower Cash Flow
Vertical Bridge	5,000	$325mm
Diamond	3,000	$125mm
US Cellular	4,000	$100mm
Everest Infrastructure Partners	1,500	$50mm
Octagon/K2 (Peppertree)	1,500	$50mm
Palistar	1,500	$50mm
Phoenix (US only)	1,000	$40mm
TowerCo	1,000	$40mm
Tillman	1,500	$25mm
Others (Incl V2W, TMO…)	5,000	$100mm
Total YE 2023	**25,000**	**$905mm**
2015 Verizon Towers	11,000	$400mm
Total Missed Opportunity	**36,000**	**$1,305mm**

Source: Boots Estimates

"Tower "Kids" Hanging Outside the Publics Deserve Some Attention

- We had an interesting conversation with one of the private tower companies' CEOs who had a thesis that is worth calling out. It was as follows: There are eight other players not in the public arena who have EACH raised over $1B in capital and, if some of these were to join hands, they would become a (very real) player in the industry
- The point was simple: These "kids" should not be ignored or left out of the party as they together generate some meaningful Tower Cash Flow ("TCF")
- Who are these "kids"? In alphabetical order: Diamond, Everest Infrastructure, Palistar, Peppertree (and their many "kids"…), Phoenix Towers, Tillman, TowerCo and Vertical Bridge
- While my guess is that many (most?) of **these companies do not want to be public companies, the takeaway is that, combined, these companies are likely generating over $1B in TCF**. So… in NO way should they be excluded from the tower party!"

Greenhill

Source: Communications Infrastructure and Services Update, October 2023

Crown Castle has missed out on ~$1.3bn of newly created Tower Cash Flow

PROJECT BOOTS

©2024 Boots Capital Management, LLC

Mistake #2 Capital Misallocation

25

As CCI Pursued Its Misadventure, Rivals Grew and Prospered

> *"The fiber business isn't a bad business. It's a great business. It's just not the tower business. And we are very clear, at American Tower, we want to be a tower business. We focus on being a tower business. We want to be the best tower business we can possibly be. We want to be the best tower business in the U.S…and we don't see the need to actually add fiber to be a good tower business."*
>
> **Steven Marshall, American Tower, August 2017**

> *"We continue to be focused on macro sites…I mean, you used the word small cells, but really what small cells is, is fiber. And our shareholders want us to be a tower company, so we are very much focused on that. We will continue to look at exclusive pieces of real property where we might have some advantages that could lead to small cells, but to move into the fiber business is not something that we're pursuing today."*
>
> **CEO, Jeffrey Stoops, SBA Communications, May 2017**

> *"The issue for us has always been the relative return of a U.S. small cell opportunity versus our ability to deploy capital primarily on the macro side in international markets. And when we've looked at that historically, the international opportunities have tended to present a more attractive and more compelling return opportunity, and that's guided our capital deployment decisions."*
>
> **Senior Director of Investor Relations, American Tower, May 2018**

! **Crown Castle's competitors have known for years that reinvestment in Towers offers superior returns to investments in Fiber**

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 10.8% 11.3% 12.2% 13.0% 7.7% 7.9% 7.4% 7.3% Q4 2020 Q4 2021 Q4 2022 Q4 2023 Towers LQA Fiber LQA Note: Prior to 2020 the company did not report these metrics CCI has continued to invest in fiber despite returns that don’t exceed its WACC of 7.6% 26 Fiber Has Destroyed Value – Failing to Exceed WACC Fiber - Segment Cash Yield on Invested Capital as Reported Capital Misallocation Mistake #2 Source for weighted - average cost of capital: FactSet..

27

Mistake #2 **Capital Misallocation**

The Board's Bad Choices Shredded Shareholder Value

20-Year Relative Market Capitalization Growth vs. Peers



Crown Castle Inc.
100.65 -0.66 -0.65% 2:10:39 PM VWAP:100.88
Monthly
High: 2909.78 Low: 100.00 Chg: 1312.48%
(INDEX) Crown Castle Inc. - MV
(INDEX) SBA Communications Corp. Class A - MV
(INDEX) American Tower Corporation - MV
20,000
10290.63
8,000
7,000
6,000
5,000
4,000
3228.66
2,000
1412.48
1,000
800
700
600
500
400
300
200
100
80
'04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23

Over 20 years, AMT's and SBAC's market cap growth is more than 2x and 7x that of Crown Castle's

©2024 Boots Capital Management, LLC

Source: FactSet. Data as of April 5, 2024.

PROJECT BOOTS

28

Mistake #3 | Debt-Fueled Dividend

Capital Mismanagement Results in Debt Funded Dividend

($ in thousands)	2019	2020	2021	2022	2023	2024E
AFFO	$2,375	$2,878	$3,014	$3,201	$3,277	$3,009
Discretionary Capex	1,934	1,538	1,143	1,215	1,341	1,579
AFFO less Discretionary Capex	441	1,340	1,871	1,986	1,936	1,430
Dividend Payout	1,912	2,105	2,373	2,602	2,723	2,723
Excess Payout	**$1,471**	**$765**	**$502**	**$616**	**$787**	**$1,293**
Payout Ratios						
Dividend / AFFO (Pre Discretionary Capex)	81%	73%	79%	81%	83%	90%
Dividend / AFFO (Less Disc Capex)	**434%**	**157%**	**127%**	**131%**	**141%**	**190%**
Net Debt (Incl Sublease)	$19,789	$21,088	$22,546	$23,948	$25,578	$26,520
Incremental Net Debt (incl Sublease)	**$1,527**	**$1,299**	**$1,458**	**$1,402**	**$1,630**	**$942**

Total Excess Payout 2019 - 2023 (5 Year)	**$4,141**
Incremental Net Debt 2019 - 2023 (5 Year)	**$7,316**

(1) Includes PV of subleased tower obligations.

Credit Rating Concerns: On April 23, 2024, Fitch revised CCI's rating outlook from **stable to negative**

AFFO less discretionary capex does not cover dividend commitments. Dividend increases should be a prime objective for a REIT. But the Board made major strategic errors as it repeatedly increased the dividend over time, relying on debt.

In attempting to placate shareholders – without making hard decisions about allocation into fiber and small cells – the Board bought time and ultimately destroyed value. And the rise in interest rates makes such debt more costly over the long-term.

This is particularly concerning given the Company's 5.6% debt issuance in December 2023, when the fixed rate cost of debt is 3.6%

From 2019 to 2023 the Company has increased its dividend annually, requiring at least $4bn of incremental debt. This represents over 55% of CCI's debt increase over the last 5 years.

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Dish Wireless Lawsuit: • Crown Castle’s tower business is overwhelmingly tied to the four wireless carriers in the United States: AT&T, T - Mobile, Verizon and Dish • This customer concentration places an acute focus on maintaining a healthy relationship, given the critical importance of each customer to the financial performance of Crown Castle • The Crown Castle relationship with Dish is governed by a 30 - year MLA covering 20,000 cell tower sites • With this backdrop, it was highly unusual for the Company to take the step of filing a lawsuit against one of these four critical customers, Dish, jeopardizing these key relationships • We believe it is a failure of leadership to take this extraordinary step and not successfully address the issue with the customer privately • Crown Castle ultimately lost the lawsuit in April 2024 , which centered around the use of of space required for Dish’s equipment – for further background see here Canonsburg, Pennsylvania Campus: • In October 2023 , the Board oversaw the shutdown of the Company’s 1,000+ employee Canonsburg, Pennsylvania campus • This caused significant turmoil for the employee base • The Canonsburg campus had been a mainstay of Crown Castle for over two decades • The Company reversed its decision less than two months later , causing confusion and resentment among employees and families Ground Lease Divestiture: • In 2023 , according to press reports, the Company began a process to explore sale - lease - back transactions for the ground interests underneath Crown Castle’s cell towers. Link here . • Presumably, this was done to fund cash requirements driven by high level of fiber capex • The sale of these ground interests is akin to selling the land underneath one’s house and potentially results in Crown Castle losing control of its cell towers 29 Three Examples of Board Level - Failures in the Last 12 Months Execution Failures Mistake #4

©2024 Boots Capital Management, LLC PROJECT BOOTS 30 CCI has allowed its employee count to grow beyond peer and historical Company averages • CCI’s t ower operation has become less efficient as shown by the number of towers managed per employee. • Despite technological advances, CCI increased headcount and became less efficient • In 2013, CCI operated 29 towers per employee with a 40k tower count • Adjusting for the recent layoffs, CCI still only manages 18 towers per employee with a 40k tower count • This represents a 38% decrease in efficiency, at a time when technological advances in maintenance, planning and power should be increasing efficiency • Moreover, CCI lags AMT US operations at 23 towers per employee (lags AMT Global at 38 towers per employee) 38 29 23 18 AMT - Global CCI - 2013 AMT - US CCI - Current AMT - Global CCI - 2013 AMT - US CCI - Current Towers per Employee Inefficiencies Execution Failures Mistake #4 38% Efficiency Decrease Towers per employee is calculated based on tower - segment employment, accounting for latest RIFs.

©2024 Boots Capital Management, LLC PROJECT BOOTS The Board’s actions failed to withstand scrutiny from shareholders or the court 31 An Entrenched Board: A History of Recent Distressing Actions Mistake #5 “Acting in Concert” Bylaw (December 2023) Elliott challenged the Board over an “Acting - in - Concert By - Law” that restricted shareholders’ ability to talk to each other – in the last six months similar bylaws had been struck by the Delaware Court Outcome : The Board reversed itself and amended the bylaws Cooperation Agreement – Amendments (March 2024) Boots challenged the Board over its cooperation agreement with Elliott, which in their view precluded new director nominees and forced directors to vote a certain way Under Delaware Court Scrutiny : The Board reversed itself and amended the cooperation agreement significantly Cooperation Agreement - Elliott Waiver (March 2024) The Court continued expedition regarding the cooperation agreement provision requiring the Company recommend the Elliott directors at the upcoming annual meeting Under Delaware Court Scrutiny : The Board reversed itself and Elliott waived the recommendation provision Board Expansion (April 2024) Boots challenged the Board’s effort to change the size of the Board to 13 from 12 directors in the middle of a proxy contest Under Delaware Court Scrutiny : The Board reversed itself and changed the slate back to 12 Poor Corporate Governance

©2024 Boots Capital Management, LLC PROJECT BOOTS What the Delaware Chancery Court Has to Say 32 Mistake #5 When we get to the issue of irreparable harm, I do think there's irreparable harm from the changing of the rules. This is a proxy contest that's gone forward under a particular set of rules and a particular framework. That was an election for 4 of 1 2. We do have a midstream change.” Vice Chancellor Travis J. Laster (Case: 2024 - 0176 - JTL; April 15th Hearing) There's a lot of things that happen that maybe shouldn't happen, or people don't sue over. And then, when there's actually a lawsuit, people find out it shouldn't have been happening. Again, the idea that everybody out there is rolling around in the gutter and gouging people's eyes out, and therefore we ought to be happy with that type of behavior, isn't always something that goes a long way with me. " Vice Chancellor Travis J. Laster (Case: 2024 - 0176 - JTL; April 15th Hearing) “ “ Poor Corporate Governance

Mistake #5 Poor Corporate Governance

33

Recent Governance Failures By Director

12/12	Directors elected to engage in a proxy fight rather than collaborate with Boots for the benefit of all shareholders	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens	Kabat	Genrich	Patel	Singer
12/12	Directors oversaw the extreme action to sue Dish, a major CCI customer, and the Company lost the lawsuit	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens	Kabat	Genrich	Patel	Singer
9/12	Directors rushed into the Elliott Cooperation Agreement	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens	Kabat			
9/12	Directors mismanaged CEO succession, resulting in four-month replacement process and the company paying for three CEOs today	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens	Kabat			
9/12	Directors oversaw the Canonsburg, PA campus shut down, only to reverse its decision two-months later	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens	Kabat			
9/12	Directors failed to promptly introduce ROIC pegged Executive compensation	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens				
8/12	Directors repeatedly raised the dividend relying on debt to fund it, without improving either Fiber returns or reducing capex spend	Bartolo	Christy	Fitzgerald	Melone	Goldsmith	Jones	Thornton	Stephens				
4/12	Directors responsible for largest fiber acquisitions and investments	Bartolo	Christy	Fitzgerald	Melone								

Crown Castle Directors have a long history of poor decision making on governance and fiber topics

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 34 Board Failed to Implement Compensation Accountability Mistake #5 The Board failed to properly align executive compensation to shareholder returns Unfortunately, this change comes after the Company has paid out large sums to the architects of the failed FIBER strategy , including current and former Board members, as well as executives that have since departed: • Ben Moreland (Former CEO): $76.7mm of compensation over tenure • Jay Brown (Former CEO): $101.2mm of compensation over tenure; still compensated as an Executive Advisor Poor Corporate Governance The Company operated without ROIC as a metric for executive compensation despite $22bn of Fiber capital investments by the Company during past 10 years As a result, Named Executive Officers (NEOs) enriched themselves as stock price went up during era of historically low interest rates, not due to return on shareholder invested capital With no ROIC metric in place, Board’s capital management was not properly aligned with shareholders’ best interests . Only following three activist approaches (Elliott 2020, Elliott 2023 and Boots 2023) was ROIC finally included as a metric for executive compensation in the 2024 proxy TR0 TR1

©2024 Boots Capital Management, LLC PROJECT BOOTS 35 A Mismanaged and Expensive CEO Succession Failed Leadership Transition Resulting in Egregious Overpayment to 3 CEOs Today Jay Brown (Former CEO) Tony Melone (Former Interim CEO) Steven Moskowitz (New CEO) Title Executive Advisor Special Advisor CEO Annualized Salary $1,060,000 $3,180,000 $900,000 Monthly Salary $88,333 $265,000 $75,000 Restricted Stock Units (RSUs) RSUs valued at ~ $4,330,000 vested for ~4 months of work Annual RSUs of ~ $12,300,000 Sign - On RSUs of ~ $2,400,000 Failed CEO succession resulted in CCI paying 3 CEO level compensation packages today Poor Corporate Governance Mistake #5 • One of the most fundamental responsibilities of a Board is succession planning • Unfortunately, this Board did not have a succession plan in place when former CEO, Jay Brown, abruptly retired in December 20 23 • As a result, with the Company’s leadership in jeopardy, the Board was forced to appoint director Tony Melone as interim CEO at great cost to shareholders, including ~ $4,330,000 in RSUs which vested after ~4 months of work • In addition, the mismanagement of the CEO succession has resulted in the Company now paying Executive salaries to Jay Brown ( as “Executive Advisor”), Tony Melone (as “Special Advisor”) and Steven Moskowitz (as newly appointed CEO)

36

Mistake #6 | **Squandered Human Capital**

Board Dereliction: Mass Executive Turnover

Since 2015	**15+ Fiber executives** have departed
August 2021	**EVP/COO Towers** (Robert Ackerman) resigns
August 2023	**EVP/COO Towers** (Cathy Piche) resigns
October 2023	**CFO** (Dan Schlanger) resigns
October 2023	Pennsylvania Campus Shut Down Announcement / About Face (1,000+ EEs)
December 2023	Pennsylvania Campus Shut Down reversed
December 2023	**CEO** (Jay Brown) abruptly resigns • No CEO succession plan – Board failed in essential duty and left the Company without clear leadership and direction at executive level • Board member (Tony Melone) required to serve as Interim CEO **Director, former CEO / CFO, Vice Chairman** (Ben Moreland) resigns from BOD (longest tenured member) **Director** (Maria Pope) resigns from BOD (~ 5-month Board tenure)
January 2024	**CFO** (Dan Schlanger) is rehired
April 2024	**VP of Investor Relations and Capital Markets** (Chris Hickman) leaves Company in the late stages of a proxy contest

! **There has been consistent turnover at the executive level leaving the Company in a state of uncertain leadership**

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS • We began our work in August 2023, when the Company was publicly committed to Fiber. Our approach was to compel the Company to sell the asset by bringing strong market interest • As co - founder of the Company, Mr. Miller and the rest of the Boots team were primarily interested in driving shareholder value and, as such, the Boots team constructed a productive, respectful and friendly approach • Mr. Miller reached out to Crown Castle Chairman Rob Bartolo, five times between August and December 2023 and received no response. It was not until December 21, one day after Crown Castle entered into the cooperation agreement with Elliott, that Mr. Bartolo replied • Mr. Bartolo’s behavior, at that critical moment, demonstrated bias by signing a restrictive agreement with an activist hedge fund • Elliott’s arrival appeared to complicate the Board’s response; given that it entered into the agreement mere weeks before the nomination window for shareholder proposals opened, and the “cooperation agreement” all but disqualified Boots nominees and the Boots plan from the start • Despite successfully compelling the Company to claw back the cooperation agreement and even agreeing with the Company to a “fresh look” review of our nominees, the Board would not meaningfully engage with the Boots team • The Board’s lack of sincerity is best captured in the Board’s recommendation, which states, “Boots nominees [which include the Company’s co - founder and founding CFO] do not possess the relevant expertise and experience” (Crown Castle 2.20.24 press release) • Furthermore, the Board provided no response or counter to Mr. Miller’s offer to settle for two Board seats and forego the Executive Chairman role • In sum, the Company has resolved to take up lengthy, costly litigation and proxy fight, and build an entirely redundant fiber plan, instead of working alongside the Boots team, whom it acknowledge it is aligned with in principle. The bill for this arrogance will be at least ~$14.7mm to shareholders according to the Company’s proxy statement We are confused by the lack of meaningful engagement and excessive costs incurred to rebuff the Boots team given the overall alignment between the parties 37 Poor, Performative Engagement With the Boots Team Mistake #7 Sham Engagement TR0 TR1

©2024 Boots Capital Management, LLC PROJECT BOOTS • While Crown Castle has met with Boots, the Board has not meaningfully explored or attempted to understand our plan and vision • Further, the Board has rejected our numerous requests to share the full suite of our diligence and analysis under the protection of an NDA. There is a big difference between a substantive review and a series of “check the box meetings” conducted to fit a defensive narrative presuming a proxy contest • In January, the CCI Board offered for Boots to present its Strategic Plan – but only after the nomination window for directors had passed. Only after we insisted otherwise did the CCI board acquiesce. Nonetheless, during the January 30 presentation, the Board asked few questions • After the Boots team concluded its presentation, Boots offered the Board access to its full analysis. The Board declined • It was not until March 15, six weeks after Boot’s presentation, that the CCI board demonstrated any interest in our Strategic Plan, asking only a few questions via letters. We provided as much information as reasonable and offered to enter into an NDA to share the balance of our findings, to which the Board did not respond The Board was presented with an opportunity to strengthen the Company and increase the share price by 30+% but refused to enter into a customary NDA to conduct due diligence 38 Negligent Examination of the Boots Plan Mistake #7 Sham Engagement

39

Mistake #7 | **Sham Engagement**

Crown Castle's Board – No Intention to Compromise

- As part of "Fresh Look" review, Ted Miller called Rob Bartolo on March 14th to initiate a principal-to-principal discussion attempting to reach an amicable solution
- Mr. Miller requested an in-person meeting with Mr. Bartolo at the location of Mr. Bartolo's choosing. Bartolo asked to meet at a Peet's Coffee Shop near his home in San Diego
- On March 19th Mr. Miller flew from Houston, CCI's headquarters, to San Diego to meet with Mr. Bartolo
- At this contest's only face-to-face meeting, Mr. Bartolo indicated to Mr. Miller that he felt Boots was asking for too much, focusing on the Executive Chairman role
- **Not once throughout this process has the Board asked for a meeting with the Boots team**
- Mr. Miller offered to concede on Executive Chairman, drop the litigation and appoint only two Boots Directors to end the proxy fight
- Mr. Bartolo said he would review the offer with the Board
- Boots never received a response to this settlement proposal
- On April 29, having not heard from the Company in the two weeks following the appointment of new CEO Steven Moskowitz, we reached out to the Company to facilitate an introduction. At this meeting**, the Boots team reiterated its earlier settlement proposal of two Boots directors, which the Company rejected**

Ted Miller to Rob Bartolo – "The biggest human frailty is the inability to communicate."

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Presented with a reasonable settlement proposal, the Board never countered or responded and instead chose this proxy contest Accept Settlement Proposal Reject Settlement Proposal Add two directors with significant tower experience and significant study of fiber situation Prolonged proxy fight Settle all outstanding litigation Expend significant shareholder capital: $15mm++ Company gets benefit of all Boots work helping with decision making and accelerating process Significant distraction during pivotal time Directors join with significant investment in Crown Castle success No benefit of Boots outside work/perspective on fiber Boots Settlement Proposal 1. No Executive Chairman 5. Eliminate Cooperation Agreement 2. Total of 2 BOD Seats 6. End all litigation 3. Ted Miller Co - Chairman with Rob Bartolo 7. End proxy contest 4. Chuck Green – Director 40 Boots Settlement Proposal: No Executive Chairman; Two Seats Mistake #7 Sham Engagement

©2024 Boots Capital Management, LLC PROJECT BOOTS • Despite Crown Castle’s comments in its letter to shareholders on 4/24/24 that: “ceding the control that Mr. Miller is demanding could jeopardize Crown Castle’s growth prospects and optimization” this has never been about control • Boots originally proposed Ted Miller would serve as Executive Chairman given the recent departure of the CEO and the lack of a succession plan • The Boots settlement offer eliminated the Executive Chairman role in part because Mr. Bartolo stated that the request might be hampering the CEO search process. This is an example of why the “self - serving” narrative propagated by the Company is false. • Boots’ proxy campaign is about BOD seats, not specific BOD roles. Those decisions rest with the Board, which by definition Boots nominees will not control • Since the beginning, our proposal has been about four directors out of twelve – by definition this is not control • Furthermore, the Boots Settlement proposed only two directors which further emphasizes this has not been about control Crown Castle’s assertions that this is all about ceding control to Ted Miller is PRIMA FACIE FALSE 41 Boots Objective: Cooperation, not Control Mistake #7 Sham Engagement

Mistake #7 | Sham Engagement

42

How We Got Here: A Timeline of Events

Project Boots

August
Project Boots began its evaluation of CCI fiber and tower segments. First reached out to Board August 15

September
With hopes of persuading Board to sell fiber, surveyed potential fiber buyers/financing sources for initial valuation reads

Early October
Validated thesis with advisory team. Assembled diligence materials and populated data room

Mid/Late October
Conducted formal presentations with potential fiber buyers/financing sources. Signed NDAs and granted access to data room

November
Continued to refine long-term Towerco approach, including use of fiber proceeds, cost structure and technology roadmap

December
Matured potential fiber buyers/financing sources in their diligence. Multiple attempts to contact Board between the 15th-21st. Met with Chairman/Interim CEO on the 27th

CCI Activities

September
CCI reaffirmed commitment to fiber, expressed optimism about growth rates

October 19th
CCI Q2 Earnings Call – Continued support for fiber strategy

November 27th/28th
Elliott released Restoring the Castle presentation and 220 demand

December 7th
Jay Brown resigned and Tony Melone was appointed interim CEO

December 20th
CCI announced cooperation agreement with Elliott. Created Fiber Review subcommittee

PROJECT BOOTS

©2024 Boots Capital Management, LLC

©2024 Boots Capital Management, LLC PROJECT BOOTS 43 January/February Project Boots presents plan and interviews with Board Early March Boots brings litigation against Elliott cooperation agreement, given potential evidence of entrenchment and sense that cooperation agreement constrains Board’s business judgment Mid/Late March As part of “fresh look” and in exchange for dropping litigation, Boots offers to settle on Executive Chairman and number of Board seats Early March CCI claws back agreement and gives Boots “fresh look” but fails to promptly disclose this to shareholders Mid April The Company files definitive proxy statement; announces appointment of new CEO and expansion of the Board Mid April Boots brings suit against the Board size increase in the critical, late stages of the proxy contest Late March Refuses to engage meaningfully in “fresh look” and in the midst of the process, issues preliminary proxy nominating the same incumbent directors, without notice to Boots Early April Boots files preliminary proxy statement Late April The Company reduces size of Board back to 12 in light of the litigation Boots Action CCI Response February The Board does not meaningfully engage and rejects the Boots nominees Handling of Boots Team: A Timeline of Events Mistake #7 Sham Engagement TR0 TR1

©2024 Boots Capital Management, LLC ©202 ©2024 Boots Capital Management, LLC 44 Crown Castle Board’s Strategic Direction PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Q1 2024 Earnings Call Statements: • “On seven other occasions between January 11, 2024 and the date of the preliminary Proxy Statement, the Fiber Review Committee met with its outside legal and financial advisors to evaluate strategic alternatives for separating all or part of the Company's Fiber segment… ” • "we are happy with the pace that it's going but don't have an end date for you " • "we have recently engaged with multiple parties who have expressed interest in a potential transaction involving all or part of our Fiber business. These discussions are ongoing. " • “So we're looking at different structures, different formats . So to answer your question, either the whole thing or what I would call the enterprise Fiber business or both in play." 45 The Board Has Offered Limited Guidance on Fiber Strategic Direction The most that the Company has offered shareholders are a few vague remarks in its most recent earnings call TR0

Strategic Direction

46

Comparing Fiber Plans

	Boots	Crown Castle
Fiber Valuation	**Review complete.** Based on extensive dialogue with potential buyers and financing sources, using publicly available information, Boots diligence model contemplates $12.5bn	**N/A. No public disclosure.** "7 meetings with advisors beginning January 11th"
Carve-Out Structure	**Review complete.** Propose selling entirety of Fiber Segment (solutions/small cells). Retain 25% ownership to (1) maintain go-forward exposure (2) strategic alignment and (3) reduce buyer check size. Analysis indicates selling entirety mitigates operational issues separating in place small cells from fiber solutions infrastructure. Separation increases marketability of asset due to combined growth profile (see slide 79)	**In midst of review.** Evaluating separation of all or part of the Company's Fiber segment, including the potential sale, spin-off/split-off, joint venture or merger of all or part of the Company's Fiber segment, as well as the fiber solutions and small cells subsegments
Use of Proceeds	**Plan Released.** Debt paydown/buyout, Share buyback, ATT/TMO buy out (see slide 80)	**N/A. No public disclosure.** "7 meetings with advisors beginning January 11th"
AFFO Impact	**Implications modeled.** Increase AFFO after disc. capex per share by 55% (see slide 81)	**N/A. No public disclosure.** "7 meetings with advisors beginning January 11th"
Tax Strategy	**Evaluation complete.** Boots has identified a number of alternative approaches to manage the taxable income associated with the sale of the fiber business including $1bn benefit to CCI and its shareholders via taking advantage of bonus depreciation decreasing by 50% from 24' to 25'. Unlike the Company, Boots' plan is not to reflexively fall back to making extraordinary distributions to shareholders (which are fully taxable to them) rather than developing viable strategies allowing use of proceeds to repay debt, fund stock repurchases and/or reinvest in the Company's core business (without tax to either the Company or its shareholders).	**N/A. No public disclosure.** In response to Boots' tax strategies, the Company has responded in an overly simplistic fashion that "Crown Castle, being a REIT, is exempt from paying taxes as long as it distributes its taxable income to shareholders each year," which demonstrates a lack of care and determination by the Board.
Transaction Counterparties	**25 counterparties signed to NDA.** Have had discussions with multiple parties starting in September. 25 buyers and financing sources under NDA who have been walked through diligence and have expressed interest in a fiber transaction as we have structured it.	**In midst of review.** Recently engaged with multiple parties who have expressed interest in a potential transaction involving all or part of the fiber business
Leverage	**Implications modeled.** $0 Floating rate debt; total debt decreases by 25% (see slide 81)	**N/A. No public disclosure.** "7 meetings with advisors beginning January 11th"
Dividend Implications	**Implications modeled.** Options presented to either maintain current dividend by incurring incremental debt through 2029 or decrease dividend and pay out of cash flow (see slides 117-118)	**N/A. No public disclosure.** "7 meetings with advisors beginning January 11th"
Timing	Began review in August 2023 and presented comprehensive plan in January 2024	Began review on January 11, 2024

! **Despite being offered Boots' comprehensive materials in January, the Board's actions have delayed resolution and shareholders have paid for duplicative work**

©2024 Boots Capital Management, LLC

PROJECT BOOTS

Strategic Direction

47

Fiber Plan: Crown Castle is Months Behind Boots' Schedule

Boots presented a comprehensive plan to the Board on **Jan 30th** including an execution timeline, which is summarized below. See Slide 98 for the full timeline as presented in the meeting.


April 17
Where CCI is Q1 2024 Earnings Call
Jan 30
Boots Plan BOD Presentation
May 1
Where CCI could be now
Stage: Pre-Deal
Stage: Pre-Sign
Stage: Sign-to-Close
Stage: Post-Close
Boots Accelerated Timeline
1-2 Mo.
~4 Mo
4-6 Mo
8-12 Mo
Typical Market Timeline
3-4 Mo
6+ Mo
6-8 Mo
14-18 Mo
Key Outputs
Deal Rationale
Synergy Identification
Financial Models
Bidder Feedback
Info Memorandum
Diligence Reports
Data Room Population
Management Presentations
Day-1 Readiness
Operationalization Plans
TSAs/rTSAs/MSAs
TSA Exit
Bidder Signs
Close

The Board conducted superficial due diligence, refusing to take the free step of signing an NDA and using our materials

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS [W]e didn't have a deep dive into the [t] ower cost structure … there are areas for operational efficiency and he's an expert in extracting those on the tower side as well. So like I said, it was more focused on the fiber segment, but stay tuned on the tower segment as well .” Rob Bartolo, Crown Castle Chairman (Q1 2024 Earnings Call) 48 “ Given the Company’s underperformance and poor capital misallocation, shareholders deserve far greater urgency from the Board on what a tower company plans to do about its tower business . Board’s Lack of Tower Focus Strategic Direction TR0

Strategic Direction

49

Crown Castle's "Board Refresh" Solution

	Directors	Experience and Performance
Legacy Directors	Ari Fitzgerald Cindy Christy Rob Bartolo Anthony Melone Andrea Goldsmith	• No previous TowerCo experience • Responsible for over a decade of severe underperformance and poor judgment • Oversaw and administered failed Fiber strategy
2020 Refresh	Tammy Jones Kevin Stephens Matthew Thornton	• No previous TowerCo experience • Oversaw period of severe underperformance (TSR relative to AMT and SBAC of -542% and -153% respectively)
2023 Refresh	Kevin Kabat Jason Genrich Sunit Patel Bradley Singer	• Added some Towerco experience (Brad Singer) • Added some relevant Fiber experience (Sunit Patel) • Too early to judge performance

Post-refresh this Board still lacks requisite TowerCo experience, especially given the strategic shift ahead

©2024 Boots Capital Management, LLC

PROJECT BOOTS

50

Strategic Direction

CCI vs. AMT & SBAC: The Value Gap Remains

10-Year Relative Share Price vs. Peers


Cvol: 2,425,059 Avg: 2,200,420
(INDEX) Crown Castle Inc. - Price
(INDEX) SBA Communications Corp. Class A - Price
(INDEX) American Tower Corporation - Price
+/- 60% Relative Share Price Performance Gap
Quanta Fiber Acquisition
FPL Fibernet Fiber Acquisition
Wilcon Fiber Acquisition
Lightower Fiber Acquisition
400
350
300
245.73
243.93
200
153.04
100
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23

The Legacy Directors created a significant value gap relative to peers

PROJECT BOOTS

Source: FactSet.

©2024 Boots Capital Management, LLC

©2024 Boots Capital Management, LLC PROJECT BOOTS Tammy Jones, Matthew Thornton, and Kevin Stephens have been on the Board for 3+ years and have overseen an incredible stretch of poor performance 2020 Directors Tenure Relative TSR Performance Tammy K. Jones, Matthew Thornton, III Kevin A. Stephens 3.4 years (542%) AMT (153%) SBAC Key Considerations • Brought in to review fiber – 3 years with no review • $4bn+ in incremental Fiber investment during tenure • Approved of a debt - fueled dividend / increases – at least $3bn of incremental borrowing during tenure • $4.5bn of Incremental net debt during tenure • Failed to institute a succession plan at CEO level • Present for significant degree of executive turnover • Acquiesced to Elliott’s Cooperation Agreement 51 CCI vs. AMT & SBAC: 2020 Directors Fail to Close the Value Gap Strategic Direction

©2024 Boots Capital Management, LLC PROJECT BOOTS Despite adding the 2020 Directors, the value gap between CCI and peers has widened 52 CCI vs. AMT & SBAC: 2020 Directors Fail to Close the Value Gap Relative Share Price Performance vs. Peers Since CCI’s “Board Refresh” responsive to Elliott’s 2020 Engagement Strategic Direction 7/20 10/20 1/21 4/21 7/21 10/21 1/22 4/22 7/22 10/22 1/23 4/23 7/23 10/23 1/24 4/24 60 70 80 90 100 110 120 130 63.49 69.56 75.59 CrownCastleInc. Monthly 100.67-0.64-0.63%2:16:33PMVWAP:100.88 High:125.22Low:55.21Chg:-36.51% (INDEX)CrownCastleInc.-Price (INDEX)AmericanTowerCorporation-Price (INDEX)SBACommunicationsCorp.ClassA-Price Source: FactSet. Data as of March 28, 2024.

©2024 Boots Capital Management, LLC PROJECT BOOTS 53 The Company is still trading at a discount to peers despite the recent strategic guidance around Fiber, Towers and Board refresh Dec Jan Feb Mar Apr 80 85 90 95 100 105 82.70 84.54 86.31 CrownCastleInc. Daily 95.321.741.86%6:00:00PMVWAP:95.03 High:102.23Low:82.52Chg:-15.46% (INDEX)CrownCastleInc.-TotalReturn (INDEX)AmericanTowerCorporation-Price (INDEX)SBACommunicationsCorp.ClassA-Price CCI vs. AMT & SBAC: Market’s Response to Strategic Guidance Relative Share Price Performance vs. Peers Since December 2023 Strategic Direction Source: FactSet. Data as of April 29, 2024.

©2024 Boots Capital Management, LLC PROJECT BOOTS 54 220 60 Price 92 124 156 188 320 140 Price 176 212 248 284 400 150 Price 200 250 300 350 5% 5% 10% 9% 15% 15% 10% 11% 11% 16% 10% 5% 10% 38% 45% 33% 41% 30% 30% 35% 42% 42% 42% 55% 60% 60% 57% 50% 57% 50% 55% 55% 55% 47% 47% 42% 35% 35% 30% 0% 20% 40% 60% 80% 100% % of Ratings 4% 5% 5% 9% 5% 22% 27% 30% 30% 30% 29% 29% 20% 16% 15% 14% 15% 23% 74% 68% 65% 61% 65% 71% 71% 80% 84% 85% 86% 85% 77% 0% 20% 40% 60% 80% 100% % of Ratings 5% 5% 10% 14% 10% 10% 5% 10% 15% 10% 14% 20% 20% 25% 26% 26% 32% 28% 18% 17% 85% 80% 80% 73% 70% 70% 70% 74% 74% 68% 72% 82% 83% 0% 20% 40% 60% 80% 100% 4/21 7/21 10/21 1/22 4/22 7/22 10/22 1/23 4/23 7/23 10/23 1/24 4/24 % of Ratings Buy + Overweight Rating Hold Rating Underweight + Sell Rating Crown Castle Inc. (CCI) American Tower Corporation (AMT) SBA Communications Corp. Class A (SBAC) Source: Factset 4.19.24 Buy, Sell, Hold – 70% of Analysts Rate CCI Sell or Hold Strategic Direction Analysts have rated CCI significantly worse than AMT and SBAC

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 55 Boots Operational & Governance Excellence PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Decades of Direct Industry Experience and Sound Judgment • Billions of dollars in entrepreneurial value creation for shareholders across different companies • Intense tower focus including the “Godfather of the Global Tower Industry” • True leaders who can help support the CEO and provide confidence to the employees • Experience in seamlessly integrating into a board and making unbiased decisions Track Record of Success and Good Decision - Making for CCI • Built a comprehensive fiber review plan that the Company is now directly emulating • Extensive shareholder dialogue and support from shareholders • Skin in the game: Approximately $100mm of economic exposure • Practical minded: Settlement offer made to end distractions and help rebuild the Board Specific Skills and Operational Excellence to Reboot CCI • Tower operating and M&A experience • Carrier relationships • Distinct operational skills: Project Management, Compensation, Digitization, Automating Workflows • Relevant experience with complex digital infrastructure carve outs • Credibility as Company Co - Founder to make hard changes that improve the Company 56 How We’re Different and How We Make An Impact Boots Operational & Governance Excellence Boots team has the experience and expertise only found among industry founders and pioneers TR0

Boots Operational & Governance Excellence

57

Give Us the Tools and We Will Finish the Job

Track record over the last seven months:

- Raised capital around the Boots thesis for Crown Castle
- Comprehensive plan for Fiber carve out including use of proceeds and tax
- Developed long-term plan for CCI as a pure-play tower company
- Extensive diligence
- Equity investment that outstrips other Board members by multiples
- Secured 25 buyers/financing sources
- Successfully litigated CCI, resulting in clawback of Elliott cooperation agreement and maintenance of status quo of Board size in light of proxy contest
- Engaged with the largest shareholders of CCI, collectively owning ~30%

!

"There is a fundamental difference between someone who has conceptualized, designed and built the house and someone who has been handed the keys to live there and maintain it. The incumbent directors have not been good stewards of the house."



! **Initiating change at an S&P 500 member is difficult and typically the domain of institutional funds. Coming this far as a Founder led team of nominees speaks to our passion, commitment and expertise.**

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS 58 Case Studies – Ted Miller’s Independent Director and Governance Expertise Boots Operational & Governance Excellence Airgas Air Products targeted Airgas and nominated Mr. Miller to the board • Once on the board, Mr. Miller voted against Air Products’ acquisition bid for Airgas • This was one of the first instances of a director voting against a proposal brought by the activist that nominated them • Despite originally joining as a hostile candidate, Mr. Miller was appointed on the Governance and Compensation Committee • He also served on the Finance Committee and Audit Committee • Airgas was later sold for valuation of approximately double that of Air Product’s best and final offer Mr. Miller joined the Affiliated Computer Services (ACS) board during a complete refresh • Developed integral board level strategy and policies as Chairman of the Compensation Committee and member of the Audit Committee • Revamped and designed the company’s compensation program as Chairman of the Compensation Committee • Led company to eventual $6.4bn sale to Xerox and successfully negotiated executive compensation packages as part of the sale ACS

©2024 Boots Capital Management, LLC PROJECT BOOTS 59 Case Studies – Chuck Green’s Tower Leadership and Board Expertise Boots Operational & Governance Excellence Second - largest TowerCo in Europe with over 80,000 towers in 8 markets • Appointed to the board of Vodafone Group in January 2021, after the formal carve - out completed and in advance of the IPO on the Frankfurt Stock Exchange, expected in Q2 2021 • Appointed to Chair of the Audit, Risk and Compliance Committee and member to the Remuneration Committee • As one of two tower industry experts on the board, worked closely with the Non - Executive Chair and Vodafone Group members and was actively involved in the growth strategy, financial reporting, sales & marketing, including advising on SPAs, MLAs and SLAs and operational excellence processes. Vantage Towers EDOTCO/Axiata Largest TowerCo in S . Asia with over 58 , 000 sites in 9 markets • Advisor to Axiata Group CEO, Jamal Ibrahim and board in November 2012 on the pros & cons of the tower carve - out • Axiata decided to carve out their tower assets in early 2013 , appointing Chuck to the Edotco Board, where he served for 8 years . • Appointed as a member of the Audit and Remuneration Committee, Chair of Related Party Transaction and Strategy Committee, and actively mentored Edotco CEO, Suresh Sidhu and the rest of the senior management team • Grew assets from 16 , 000 towers in 3 markets in S . Asia to over 58 , 000 towers in 9 markets today, as the largest towerco in S . Asia

©2024 Boots Capital Management, LLC PROJECT BOOTS 60 Case Studies: David Wheeler’s Fiber and Tower Transactional Expertise Boots Operational & Governance Excellence Interoute Italian mobile and broadcasting tower company Mr . Wheeler led Credit Suisse team which acted as : • Global Coordinator on Europe's first ever tower IPO • One of the largest European privatizations in 2014 and named Italian IPO of the year • Managed IPO road show with over 100 international investors • Advised on carve out of Rai Way from parent Rai (owned by Italian government) Rai Way Europe’s largest, independent enterprise fiber network Mr . Wheeler led the Credit Suisse team, which acted as advisor and/or lead underwriter on the following transactions : • First European enterprise fiber high yield bond in 2015 to finance acquisition of Easynet • Obtaining Interoute's inaugural bond rating • Largest Term Loan B for a European fiber company in 2017 • Largest European enterprise Fiber M&A deal with sale of Interoute to GTT in 2018 for Euro 1 . 9 Bn at a multiple of 11 . 5 x EBITDA . Over 80 indications of interest from interested bidders with 10 bidders providing second round bids .

©2024 Boots Capital Management, LLC PROJECT BOOTS 61 Case Studies – Tripp Rice’s Telecom Technology Leadership and Expertise Boots Operational & Governance Excellence Visual Intelligence Digitizes tower infrastructure with an emerging new category of Engineering Class drone data • President and CFO of innovative digital twin technology company • Technology leverages AI to automate telecom workflows • Lead a dedicated team of technology experts, engineers and field personnel • Customers include the largest towercos , carriers and turf vendors in the world • Partner with telecom vendors for specific areas of workflow expertise Automates telecom power management leveraging proprietary AI technology • Advisory Board: AI telecom automation company • Technology leverages AI to increase energy efficiency across telecom infrastructure • Work with a team across geographies to understand customer requirements and respond to needs • Focused on increasing adoption for innovative technology • Developed a detailed understanding of energy workflow requirements to develop optimization PowerX

©2024 Boots Capital Management, LLC PROJECT BOOTS “I’ve been on a bunch of corporate boards, but 90% of the people are just beholden to the Chairman and the pay they get. Ted is different. When I got to know him it wasn’t under the best of circumstances. But having worked with him over a long period of time, I respected his diligence and his interest in finding a solution that was best for shareholders. He’s an independent thinker with an entrepreneurial mindset. He is a leader who helps gets things done in a logical, principled way.” 62 Respected, Principled Board Members: Ted Miller Boots Operational & Governance Excellence Peter McCausland , Founder, former Chairman and CEO of Airgas, whose defense against an unwanted takeover offer from Air Products is regarded as one of the most contentious and important takeover fights in Wall Street history. Ted Miller was placed on the Airgas board by Air Products, and ultimately voted against Air Products’ buyout offer, saying it did not value the company properly.

©2024 Boots Capital Management, LLC PROJECT BOOTS 63 Respected, Principled Board Members: Ted Miller Boots Operational & Governance Excellence “Ted joined us on the board at ACS at a critical juncture. Our board was not functioning well, and Ted, as a key member in our rebuild, helped us successfully navigate and implement board level strategy that propelled the company to a $6.4bn sale to Xerox. Ted is a man of purpose and principles. He brings operational know - how in a collaborative and energetic way. He helped me galvanize our board to reach the best outcome.” Darwin Deason , Founder and former CEO of Affiliated Computer Services, who recruited Ted Miller to the board. Ted helped implement a new executive compensation plan for the Company and prepare ACS for its landmark sale to Xerox for $6.4bn

©2024 Boots Capital Management, LLC PROJECT BOOTS 64 Respected, Principled Board Members: Chuck Green Boots Operational & Governance Excellence “Chuck Green is a real tower industry expert and his contributions to the Vantage Towers Supervisory Board and key committees were driven by his extensive telecom infrastructure knowledge, experience and judgement. His leadership and diligence as Chair of the Audit, Risk and Compliance Committee and as a member to the Remuneration Committee were invaluable in promoting professional board governance, successful corporate strategy, and operational improvements in our various markets. His guidance to the rest of the board and senior management team, was clearly focused on maximizing returns for our majority investor, Vodafone Group, as well as public shareholders following our IPO on the Frankfurt Stock Exchange in 2022.” Rüdiger Grube , Vantage Towers Supervisory Board Rüdiger Grube brings over 30 years of international executive and non - executive Board experience. He previously had a long career at Daimler - Chrysler across a variety of roles, was CEO and Chairman of Deutsche Bahn, and was a member of McLaren’s Supervisory Board.

©2024 Boots Capital Management, LLC PROJECT BOOTS 65 Respected, Principled Board Members: Chuck Green Boots Operational & Governance Excellence “Chuck Green was an invaluable member of the board at edotco , and was both an able steward of the business on behalf of the Board, as well as a great source of insight and mentorship for both myself and the rest of the management team. Many of the original building blocks for the company were put in place with the benefit of his experience and guidance. Chuck was ever ready to lend a helpful ear as well as to gracefully nudge the team in the right direction during the many forks in the road. He was particularly a strong mentor for myself in helping shape the “can do” attitude the team built to grow rapidly in the region” Suresh Sidhu , Former CEO, edotco Group

©2024 Boots Capital Management, LLC PROJECT BOOTS 66 Respected, Principled Board Members: David Wheeler Boots Operational & Governance Excellence “David was the lead independent director and Chair of the Executive Committee (which effectively oversaw the operation of the company between board meetings). David was an extremely effective and talented director who was able to successfully navigate the complex and often acrimonious relationship between the two shareholders, always with a firm grounding in good corporate governance with the consistent goal of creating shareholder value.” Martin Stewart , CEO of NEP Group, a Carlyle portfolio company, Former CFO, Football Association in England, Former CEO, OSN in the Middle East, Former CEO SkyTV PLC New Zealand

©2024 Boots Capital Management, LLC PROJECT BOOTS 67 Respected, Principled Board Members: David Wheeler Boots Operational & Governance Excellence “I am the former CEO of Interoute which was Europe’s largest enterprise fibre network. I worked with David Wheeler and his Credit Suisse team on a number of different projects. This included: underwriting our inaugural bond offering and assisting us in obtaining our bond rating, refinancing and restructuring our debt profile through a term loan B offering, and most importantly acting as lead sell side M&A advisor on the sale of the company to GTT. Our shareholders were very pleased with the sale process managed by David and the resulting price achieved. David combined his expensive experience and knowledge of the global telecom sector, the leading strategic investors and a strong corporate finance skill set to great effect. He is a professional of integrity, energy, and deep sector knowledge with exceptional people skills. I would highly recommend him for a position on a board of directors, particularly in the TMT space.” Gareth Williams , Former CEO of Interoute

©2024 Boots Capital Management, LLC PROJECT BOOTS 68 Respected, Principled Board Members: Tripp Rice Boots Operational & Governance Excellence “I am the CEO of PowerX Technology Limited ( PowerX ), a company that deploys AI and advanced data science to drive operational and management efficiencies across tower network infrastructure. I have had the distinct pleasure of getting to know and working with Tripp Rice in his capacity as Advisory Board member of PowerX . Tripp has a deep and embedded knowledge of the TowerCo industry and he is alive to the most recent and evolving technologies which can drive efficiencies across tower networks. As well as his industry experience, Tripp also brings a financial and capital markets perspective that ensures return on investment is central to our product developments and customer discussions. Tripp’s knowledge has supplemented and reinforced our understanding of Power to Tower dynamics and this has helped us further develop our product set and deliver increased operational efficiencies and reduced GHG emissions to our global customer base. Tailoring an AI solution to the specific requirements of an industry is very challenging, and we are grateful to work with industry insiders like Tripp to bridge the gap between product and customer need.” (October 2023) Andrew Schafer , CEO of PowerX

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Boots Operational & Governance Excellence

Relevant TowerCo Industry Experience

	Boots Candidates				CCI Candidates			
	Ted Miller	Chuck Green	Tripp Rice	David Wheeler	Rob Bartolo	Kevin Kabat	Cindy Christie	Ari Fitzgerald
Founder of a TowerCo	●	●	○	○	○	○	○	○
Help found tower industry and towers as investible asset class	●	●	○	●	○	○	○	○
Take TowerCo public	●	●	○	●	○	○	○	○
Work with Wall Street analysts in 1998 to build financial model and metrics that remain relevant today	●	●	○	●	○	○	○	○
TowerCo operational experience	●	●	○	○	○	○	○	○
Executive Chairman / CEO of public international TowerCo	●	●	○	○	○	○	○	○
Expertise digitizing TowerCo/Carrier infrastructure assets	●	●	●	○	○	○	○	○
Expertise designing digitized data bases to automate workflows	●	●	●	○	○	○	○	○
Expertise utilizing AI to automate power at tower sites	●	●	●	○	○	○	○	○
Extensive global experience with MNOs, Regulators, FCC, Ofcom, or Broadcasters	●	●	○	●	○	○	○	○
Global platform strategic planning and development experience	●	●	●	●	○	○	○	○
Hands on operational experience across multiple industries globally	●	●	○	○	○	○	○	○
Global merger and operational experience	●	●	●	●	○	○	○	○
Global private and public company governance, data security, ethics and compliance	●	●	○	●	○	○	○	○
Global multi billion dollar debt and equity fund raising in public and private markets	●	●	○	●	○	○	○	○
Private equity and institutional partnerships	●	●	●	●	○	○	○	○
Building cohesive global management teams and boards	●	●	●	○	○	○	○	○
Developed, developing and emerging market experience	●	●	●	●	○	○	○	○
Global experience in real estate, construction, outsourcing and engineering	●	●	●	○	○	○	○	○
Wall Street structured debt experience	●	●	●	●	○	●	○	○
Private equity and institutional partnerships	●	●	●	●	○	○	○	○
Stock portfolio experience	○	●	●	○	●	○	○	○
Investment bank TMT global experience	○	○	●	●	○	○	○	○
Extensive personal experience in working with investment analysts	●	○	○	●	○	○	○	○
Extensive personal experience in working with credit rating agencies	●	○	○	●	○	○	○	○
Public/Private TowerCo Founder/Board/Executive/Operational experience EMEA	○	●	○	●	○	○	○	○
Advisor and board director of largest TowerCo in S Asia	○	●	○	○	○	○	○	○
Advisor and board director of largest TowerCo in Europe	○	●	○	○	○	○	○	○
Big 4 accounting firm experience	●	○	○	○	●	○	○	○
Public company employee	●	●	○	●	●	●	●	○

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Ted Miller Chuck Green Tripp Rice David Wheeler Rob Bartolo Kevin Kabat Cindy Christie Ari Fitzgerald Public Company Board Experience Current or prior service as a director of a U.S. public company ● ● ○ ○ ● ● ● ● Financial Experience with capital markets, financial operations or service on financing or similar committee ● ● ● ● ● ● ● ○ Risk Management Experience in overseeing, identifying and mitigating enterprise risk ● ● ● ● ● ● ● ○ Accounting Background and experience in accounting, financial reporting or internal controls ● ● ● ○ ● ● ○ ○ Corporate Governance / Ethics Current or prior service on governance, ethics or similar Board committee or experience working in internal or external audit ● ● ○ ● ● ● ● ● Legal / Regulatory Licensed attorney or other professional experience in law or with a regulatory agency ● ● ○ ○ ○ ○ ○ ● HR / Compensation Experience with executive compensation and management of human capital and succession planning ● ● ● ● ○ ● ● ○ Executive Experience Experience serving as a current or former CEO or senior executive of a significant business segment or unit ● ● ● ● ● ● ● ○ Operations Executive - level experience managing operations, with responsibility for developing and implementing operating plans ● ● ● ○ ○ ● ● ○ Strategic Planning / Oversight Experience developing, executing or overseeing corporate strategic plans or overseeing an investment portfolio ● ● ● ● ● ● ● ● Technology Knowledge of existing and emerging technologies and experience or expertise in identifying, developing or using new and emerging technologies ● ● ● ○ ○ ○ ● ● Mergers and Acquisitions Significant experience assessing and managing major transactions ● ● ● ● ● ● ● ● Wireless / Telecom / REIT Industry Experience in or deep knowledge of our industry, including relevant technology or corporate structure, or other experience with a REIT ● ● ● ● ● ○ ● ● Academia / Education Experience working in academia or serving on a board of trustees of an academic institute ○ ○ ○ ● ○ ○ ○ ○ Cyber / Information Security Experience managing or overseeing corporate cybersecurity threat landscape, information security and data privacy ● ● ○ ○ ○ ○ ○ ○ ESG Experience in managing or overseeing sustainability practices and initiatives, including service on a relevant committee ● ● ○ ● ○ ○ ● ● 70 Corporate Governance Experience Boots Operational & Governance Excellence Reference made to the Board Matrix as set forth in CCI”s proxy statement dated April 11, 2024.

©2024 Boots Capital Management, LLC PROJECT BOOTS 71 Ted Miller (30 years of tower experience) • Co - Founder, CEO, Executive Chairman, Crown Castle • Director, Airgas (Public Company) • Director, Affiliated Computer Systems (Public Company) • Founder M7 Aerospace (global defense BPO company) • Founder, Visual Intelligence (Digital Twin tower automation company) • 50+ Years of Tower Experience • Tower Operating / Execution Experience Globally • Private Global TowerCo Founder/Chairman/CEO/CFO Experience • Global Public TowerCo Founder/Chairman/CEO/CFO Experience • Resource Connections Globally in Every Facet of TowerCo Operations • Global M&A / Integration TowerCo Experience • Tower Company and Active Network Carve - Out Experience • Global Tower Asset Digitization and Data Base Integration Experience • Network Design, Development, Engineering, Construction and Maintenance Experience • Five 9s SLA (Service Level Agreement) Network Operational Experience • Global operational integration experience across different cultures Chuck Green (26 years of tower experience) • First CFO, Crown Castle • Founder, Helios Towers Africa and Helios Towers Nigeria • Led carve out of largest TowerCo of southeast Asia • Inaugural Lifetime Achievement Award, TowerXchange (2016) • Top 20 Industry Executive, TowerXchange (2020) David Wheeler (45 years TMT banking experience) • Founded EMEA TMT groups for JP Morgan, Lehman Brothers and Credit Suisse • Vice Chairman, ECTA • Advisor, first significant European tower M&A transaction • Underwriting the first ever European tower IPO • Advised Dering Capital on bid to purchase TDF's French assets (mainly towers) for Euro 3.6bn and spin off fiber network (process was withdrawn) Tripp Rice (18 years of investing and tower operating experience) • Investment Professional Experience: Bear Sterns, Wellspring and 4M • President, Visual Intelligence (Digital Twin tower automation company) • President, 4M HR Logistics (global Dept of Defense contractor) • Advisory Board Member, PowerX (AI based tower power management) Boots Value and Experience Boots Operational & Governance Excellence

©2024 Boots Capital Management, LLC PROJECT BOOTS 72 Seven months of intense study to help complete a Fiber transaction Extensive board - level compensation plan experience Specific knowledge of new technologies and workflow digitization Co - founder, passion with a long - term shareholder value prospective 50+ year Telecom industry global contacts to support build - out of management team Mentorship (depth of tower experience) Corporate strategy / Capital allocation (including Fiber sale) / Corporate Finance Investor relations: Dialog with major shareholders over the last 6 months How We Support the New CEO as Board Members Boots Operational & Governance Excellence

©2024 Boots Capital Management, LLC PROJECT BOOTS The Boots team is excited to work with Steven Moskowitz • Mr. Moskowitz brings a new perspective and historical tower experience to the table, both of which are important to the Company’s next steps • However, there is a significant amount of work to be done and the Boots team has the requisite knowledge and experience to help support Mr. Moskowitz • Adding our extensive Tower related experience to the Board will create the needed mix to support Mr. Moskowitz The New CEO’s Long To - Do List Boots Operational & Governance Excellence 73 • Boots has the capabilities and expertise to provide additive value across every facet of the organization • Boots will provide Mr. Moskowitz with a natural hedge to the current state and bring balance to the Board • Boots provides insurance to shareholders • Boots brings the Tower operational and execution capabilities the recent Board refresh lacks To - Do List: • Sell all / part of fiber / small cells to rerate • Allocate sale proceeds • Hire EMT and coalesce EMT / employee base • Set strategy short, medium, long - term • Set metrics that support strategy • Set compensation plan that support strategy / metrics • Implement strategy • Operate existing business • Restore culture • Hire requisite expertise across enterprise • Renew tower business with carriers • Digitize asset base / create database • Automate workflows • Streamline headcount • Outsource non - core activities • Build new development, project management, construction, apply chain capability to build NextG infrastructure • Bring in M&A capability

Boots Operational & Governance Excellence

74

Addressing the Hard Questions/Set the Record Straight

Q **Aren't you doing this just to get your expenses reimbursed?**

A This makes no sense on its face. We have approximately $100mm in Company exposure and have devoted more than seven months of effort to improving Crown Castle. We're not in it to get a few million dollars back

Q **You haven't been at Crown Castle for more than two decades. Your experience is stale.**

A Messrs. Miller and Rice have been building entrepreneurial companies on the forefront of advances in the tower industry for over two decades. Since leaving Crown Castle, Chuck Green has served on 9 boards and has overseen over 150,000 towers as an executive or board member and has led 23 carveouts/Sale Leasebacks in 15 countries on 4 continents. We are deeply enmeshed in the tower industry at every level

Q **Elliott has the same plan as you. Why should you be appointed to the Board when there's already an activist in place?**

A We never have been a repeat "activist," but rather a deeply concerned and committed company founder. We are prepared to be long-term investors in the Company, likely far longer than Elliott. And while Elliott brings some accountability to the board, its directors have no tower-company experience or the depth of experience that ours do. We view our roles as complementary to help restore a company that has lost its path.

Q **Asking for "executive chairman" is aggressively pushing for de facto control of the company**

A Our executive chairman approach was launched when the company had lost its CEO and needed immediate guidance. We have offered to settle with the Board and drop our executive chairman request. But the board never responded to this settlement offer.

PROJECT BOOTS

©2024 Boots Capital Management, LLC

Boots Operational & Governance Excellence

75

Addressing the Hard Questions/Set the Record Straight

Q Your lawsuit is frivolous and distracting

A We could not stand idly by as the Board continues to support a legal framework with Elliott that deprived shareholders of a fair election. We have been thanked by investors for ensuring the Board operates fairly and properly, and repeated Delaware court rulings and directives have ratified the merits of our case

Q Your directors harm the diversity of the Crown Castle Board

A We want to do what's best for the company. That means getting the four highest quality directors on the Board immediately. We are committed to diverse opinions and backgrounds and will commit to keeping the board within industry guidelines over the course of coming nominations and elections

Q Ted Miller's performance as the Crown Castle CEO was subpar

A Mr. Miller founded the Company and he created billions of dollars of value for investors. Even at the time of his departure – in the midst of the dot-com crash of the early 2000s – Crown Castle outperformed its peers. On a relative TSR basis, CCI outperformed AMT and SBAC during Mr. Miller's tenure by 8% and 1%, respectively (8/18/98– 8/2/02). The Company contends that CCI's $1 share price at the time of Mr. Miller's exit demonstrates his underperformance. Share price without any context is a meaningless figure with which to measure Company performance. The context reveals that Mr. Miller defended the value of CCI better than peers during an unprecedented stock market cycle.

Q Is Mr. Miller doing this just to get son-in-law on the Board?

A Mr. Miller understood the risks and challenges associated with putting his son-in-law, Tripp Rice, on the Boots slate and decided to do so nonetheless given Mr. Rice's comprehensive understanding of the Company. Mr. Rice is a significant architect of the Boots plan and large, institutional shareholders have consistently remarked that they have learned a significant amount regarding CCI in discussions with Mr. Rice.

PROJECT BOOTS

©2024 Boots Capital Management, LLC

©2024 Boots Capital Management, LLC PROJECT BOOTS Shareholders stand to benefit from the combined experience, capabilities and decision - making of these three parties 76 • Bring Tower industry operational and execution expertise to help CEO and management team execute • Contribute knowledge base of technologies specific to the tower industry workflow • Have passion and credibility to stabilize and turnaround dysfunctional employee and executive ranks • Will rework compensation and incentive structures for management and employees • Leverage extensive balance sheet and capital markets experience • Conducted seven months of study around the fiber asset and dialogue with largest shareholders • Acute understanding of global tower industry Boots (Industry Leaders) • Fiber knowledge by ownership of Windstream • Capital markets expertise and understanding • Macro economic perspective • Individual securities trading • Balance sheet and capital markets expertise • A pragmatic focus on shorter - term performance Elliott (Activist) • Historical perspective • Institutional knowledge • New CEO with fresh perspective CCI Directors & Management Working Together: Boots, Elliott, and CCI Directors

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 77 Executive Summary of Boots Plan PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Boots’ Plan Background Fiber Plan Towerco Plan • Work began in August • Completed evaluation with shareholder input using publicly available information and industry expertise • Initiative born out of frustration with Company performance • Seasoned team of industry executives and advisors • Detailed plan to sell fiber & transition to a pure - play Towerco • Completed work gives CCI a 6 - month head start on fiber sale • Need for proactive plan and clear direction to combat tension and uncertainty in market • Sell fiber for between $12 - 15bn; current model contemplates $12.5bn sale price • CCI retains 25% ownership to decrease buyer capital requirement and establish long term alignment • Re - rate trading multiple to 25x • Realize $1bn+ of tax benefits • Paydown debt/optimize balance sheet • Buyout ATT/TMO towers • Execute share buyback • Optimize headcount from 18 towers/EE to 23+ • Drive culture change to unlock value for shareholders while quelling employee uncertainty • Transition KPIs from backward - looking financial metrics to forward - looking ops focus • Rebuild carrier relationships • CCI positioned to successfully compete with AMT and SBA on opportunistic M&A • Digitize assets and workflow processes • Enhance investor relations with frequent, transparent communication on new pure - play model • Simplify financial reporting; no FX exposure relative to peer set 78 Two - part plan to deliver near - term and long - term shareholder value

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Plan: Carve - Out Fiber/Sale 79 Key Term Expectation/Considerations Fiber Valuation Range • $12 - 15bn based on work completed with buyers • Modeling work assumes $12.5bn sale price CCI Retained Ownership • 25% rollover equity • Strategic alignment/reduces sponsor check size • Go - forward exposure • Mitigates operational issues separating in place small cells from enterprise fiber footprint • Selling small - cells and enterprise in combination contributes to growth profile for buyer Process Timeline • Target close in 2024. Completed work accelerates timeline by 6 months, according to EY Tax Implications • $1bn+ Incremental CCI tax benefits if closed in 2024 • Strategy to mitigate tax leakage • Savings for Buyer if they are a taxpayer Parties Contacted • 63 NDAs Executed • 25 Buyer Pool • Qualified/significant infrastructure funds and strategic buyers for fiber • Partnering opportunities across funds and strategic buyers identified PublicCo Spin Taxable and Non - Taxable • Not preferred direction • Increased complexity/certainty concerns • Increased deal and regulatory timeline • Shareholder relations implications • Public company comparable multiples not attractive • Lower levels of up - front cash proceeds realized • Less flexibility and potential differences in prospective returns associated with retained equity • May require Private Letter Ruling from IRS

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Plan: Use of Proceeds 80 Sources Uses Sale Proceeds (net) $11,161 Floating Rate Debt Paydown $2,707 Rollover Fiberco Equity $1,300 Fixed - Rate Debt Paydown/Buyout $3,779 Share Buyback $1,873 ATT/TMO Early Buyout $2,802 Fiberco Rollover Equity $1,300 Total Sources $12,461 Total Uses $12,461 The Plan Results • Significant legal and financial due diligence has been completed to optimize the use of proceeds • Priority to maintain investment grade rating @ 5.4x leverage • Payoff all floating rate debt • Optimized paydown/buyback of debt to maximize financial benefit to the Company – $1bn PV of interest savings • Negotiate an early buyout of the ATT/TMO towers • Share buyback • Maintain investment grade rating • No drawn floating rate interest exposure • Reduced debt maturities between now and FYE 2026 • Negotiate for value with ATT/TMO and execute if appropriate • Share buy - back to drive future total shareholder return • Optimized balance sheet and capital structure: de - risked, more flexible and lower cost of capital going forward • EBITDA multiple/debt de - risking helps facilitate M&A opportunities

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Sale Significantly Improves TowerCo Fundamentals 81 $ 1,655 $ 285 82.8% Total Capex $ 1,430 $ 2,154 50.7 % AFFO after Discretionary Capex $3.30 $5.13 55.6 % AFFO after Discretionary Capex per Share ($,1304) $ 215 116.5% AFFO after Disc. Capex less Dividend 434 420 3.2% Share Count $ 23,218 $ 17,240 25.7% Total Debt $ 2,707 - 100% Floating Rate Debt $ 3,421 $ 2,921 14.6% Fixed Rate Maturities through 2026 $ 957 $ 620 35.3% Interest Expense Before Project Boots (2024) After Project Boots (2025)

©2024 Boots Capital Management, LLC PROJECT BOOTS TowerCo Plan: Back to Ops Basics Optimize Headcount Restore Culture Technology Initiatives M&A • Currently 18 towers/EE • AMT Operates US with 23 towers/EE • AMT Operates globally with 38 towers/EE • In 2013 , CCI Operated 40k towers with 1,400 EEs ( 29 towers/EE ) • Today, CCI Operates 40k towers with 2,200 EEs ( 18 towers/EE ) • Capitalize on global virtual workforce to lower costs • Outsource work that is a commodity and not strategic • As a seasoned leader and the founder of the Company, Ted is uniquely qualified to reset the culture and rally the team behind the renewed focus on a core T owerco • Focus on efficiency and shareholder return will be central to the go - forward strategy • Significant digitization/ automation of lead - to - cash • Current tenant onboarding timelines > 12 months • Asset condition monitoring processes are antiquated • Benefits ESG/HSE: reducing truck rolls and tower climbs • Automated revenue assurance reduces costly and time - consuming dispute resolutions • CCI positioned to successfully compete with AMT and SBA on opportunistic M&A • Fiber constrained M&A • CCI will benefit from M&A in current rate environment vs. competition that executed during 0% rates 82

©2024 Boots Capital Management, LLC PROJECT BOOTS Project Boots: Moving with Experience, Urgency and Focus to Reboot CCI For the Long - Term 83 Fiber Sale Unlocks Significant Value – CCI Rerates to 25x+ 6 - Month Head Start On Fiber Sale 2024 Fiber Sale – $1 Billion+ of Potential Tax Benefits to CCI Clear Direction/Strategy for Employees and Stakeholders 25 Fiber Buyers/Financing Sources Under NDA – Months of Diligence Fiber Sale Structure and Financing Direct Engagement with Existing/Prospective Shareholders Bring Towers/Employee Ratio In Line with and Exceed Peers Leverage Proven Technology - Digital Twins/AI/GIS - to Optimize Operations for Strategy Focused Organization v2.0 Fiber Sale Use of Funds Strategy: Paydown Debt; Buy Out ATT/TMO; Share Buyback Optimized Balance Sheet Rekindle Relationships with Carriers TR0

©2024 Boots Capital Management, LLC PROJECT BOOTS Boots Team: 6 - Month Body of Work to Improve CCI 1. Fiber Qualitative Analysis 2. Fiber Carve - out Model 3. Fiber Enterprise Business Opportunity Analysis 4. Fiber Small Cell Business Opportunity Analysis 5. Fiber Sale Structure Strategy 6. Fiber Sale Tax Impact Analysis/Structuring 7. Fiber One - time Separation Cost Analysis 8. Fiber Sale Strategic Synergies (Generic Targets) 9. Fiber Sale Strategic Synergies (Specific Targets) 10. Fiber Sale Process – Buyer Due Diligence 11. Fiber Sale Process – Financing Strategy/Participants 12. Fiber Prospective CEO Candidate List 13. TowerCo Go - forward Model 14. TowerCo Revenue Benchmarking 15. TowerCo Debt Restructuring Strategy 16. TowerCo Dividend Analysis/Strategy 17. TowerCo Dividend Yield Share Price Impact Analysis 18. TowerCo SOTP Analysis Impact to Share Price 19. TowerCo AFFO/FCF Analysis/Benchmarking 20. TowerCo Headcount Benchmarking/Go - forward Strategy 21. TowerCo GLBO Benchmarking/Go - forward Strategy 22. TowerCo Technology Impact Analysis/Strategy 84

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Plan: Qualitative Due Diligence Completed • Evaluation of fiber assets known today. Comparison to industry peers in quality, scope, and size • Review of fiber operations - sales, delivery, ongoing operations, support. Determining areas of weakness and potential for improvement. Compared to industry peers as well as best practices • Review and evaluation of both enterprise fiber and small cell, operating as two unique but complementary assets. Insight into whether they are effectively complementing each other • Review of deployment as well as operational costs and considerations for specific markets as related to both enterprise fiber and small cells • Review of current revenue sources and identified opportunities for future growth. Compared against competitors and industry knowledge • Evaluation of present processes and internal systems to identify short and long - term improvement opportunities • Strategies that should be considered as part of any growth plan for enterprise fiber • Review of small cell projects and compared them against industry standard metrics using like kind cities 85 Evaluation conducted by consultant who has consistent involvement in advising and operating fiber - based infrastructure companies for the last 15+ years

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber & TowerCo Due Diligence Items 86 Commercial and Operational Tax Corporate Finance • Market size and growth (incl. small cell and enterprise revenue forecasts) • Fair - share potential and enterprise penetration (incl. full - potential customers MRR) • Fiber and small cell capital requirements • SG&A and operating cost benchmarks • Strategic and financial sponsor segment analyses and materials • Analysis to unlock TowerCo tax value that would maximize retained cash and the exit value of Fiberco in a tax neutral transaction • Quantification of the benefits of the transaction closing in 2024 vs 2025 • Tax - effected Fiberco REIT formation scenarios • TowerCo share buyback analyses • Comparable company and transaction research and benchmarking • Standalone Towerco and Fiberco Financial models • Estimate of returns to CCI shareholders from sale of Fiber and use of proceeds, including debt paydown strategy, share buyback, cost reduction initiatives and ground lease buyouts • Standalone Fiberco LBO model, including scenario analysis on enterprise growth and small cell node deployment Boots recommends that EY continue its support for the transaction by working directly with CCI

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 87 Conclusion PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Conclusion Failed Leadership by Crown Castle Board Governance • No succession plan has cost shareholders dearly • Board lacks relevant skillsets to support new CEO • Board poor refreshment process has resulted in continued underperformance • No honest attempt to settle • The cooperation agreement with Elliott and sham engagement with Boots reveals board’s entrenched mindset Value Destruction • Poor decision making to invest in fiber and ignore the tower business • Limited visibility and guidance on strategic plan • Significant TSR underperformance over every relevant period for the last 10 years Strategic Mistakes • Ill conceived $22bn investment in fiber has returned nothing for CCI shareholders • Towers remain stagnant while headcount grows • Insufficient cash flow to fund dividend results in unattractive debt funding solution 88 Highlights Need for Change to Drive Shareholder Value Boots Capital Nominees Experience, Skills & Plan • Boots nominees are all highly qualified and have proven track records generating value in the tower industry • Boots has the plan to restore sustainable dividend, carve out fiber assets and maximize the value of the tower business • Boots nominees have the operational expertise and skills to mentor, support and oversee the newly installed CEO • Boots nominees are committed to restore good governance, company culture and focus on customers VOTE GOLD CARD FOR BOOTS CAPITAL FOUR NOMINEES

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 89 Appendix PROJECT BOOTS

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 90 Boots’ Plan Detail – Fiber/Small Cells PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Plan: Carve - Out Fiber/Sale 91 Key Term Expectation/Considerations Fiber Valuation Range • $12 - 15bn based on work completed with buyers • Modeling work assumes $12.5bn sale price CCI Retained Ownership • 25% rollover equity • Strategic alignment/reduces sponsor check size • Go - forward exposure • Mitigates operational issues separating in place small cells from enterprise fiber footprint • Selling small - cells and enterprise in combination contributes to growth profile for buyer Process Timeline • Target close in 2024. Completed work accelerates timeline by 6 months, according to EY Tax Implications • $1bn+ Incremental CCI tax benefits if closed in 2024 • Strategy to mitigate tax leakage • Savings for Buyer if they are a taxpayer Parties Contacted • 63 NDAs Executed • 25 Buyer Pool • Qualified/significant infrastructure funds and strategic buyers for fiber • Partnering opportunities across funds and strategic buyers identified PublicCo Spin Taxable and Non - Taxable • Not preferred direction • Increased complexity/certainty concerns • Increased deal and regulatory timeline • Shareholder relations implications • Public company comparable multiples not attractive • Lower levels of up - front cash proceeds realized • Less flexibility and potential differences in prospective returns associated with retained equity • May require Private Letter Ruling from IRS

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Plan: Use of Proceeds 92 Sources Uses Sale Proceeds (net) $11,161 Floating Rate Debt Paydown $2,707 Rollover Fiberco Equity $1,300 Fixed - Rate Debt Paydown/Buyout $3,779 Share Buyback $1,873 ATT/TMO Early Buyout $2,802 Fiberco Rollover Equity $1,300 Total Sources $12,461 Total Uses $12,461 The Plan Results • Significant legal and financial due diligence has been completed to optimize the use of proceeds • Priority to maintain investment grade rating @ 5.4x leverage • Payoff all floating rate debt • Optimized paydown/buyback of debt to maximize financial benefit to the Company – $1bn PV of interest savings • Negotiate an early buyout of the ATT/TMO towers • Share buyback • Maintain investment grade rating • No drawn floating rate interest exposure • Reduced debt maturities between now and FYE 2026 • Negotiate for value with ATT/TMO and execute if appropriate • Share buy - back to drive future total shareholder return • Optimized balance sheet and capital structure: de - risked, more flexible and lower cost of capital going forward • EBITDA multiple/debt de - risking helps facilitate M&A opportunities

©2024 Boots Capital Management, LLC PROJECT BOOTS Debt Portfolio Alternatives 500 2,650 4,957 2,600 1,900 750 2,850 750 750 3,750 1,750 1,000 1,000 2,000 3,000 4,000 5,000 6,000 2025 2026 2027 2028 2029 2030 2031 2033 2034 2041 and beyond Face Value of Debt ($mm) Current and Pro Forma Maturity Profile Current Portfolio Payoff debt at Make-Whole 2027: Payoff $1.5bn Revolver, $1.2 bn FRN, $500mm 4.0% 2027 bonds 2028: Payoff $1bn 5.0% and $600mm 4.8% 2034: Payoff $750mm 5.8% $0 $50 $100 $150 $200 $250 $300 $350 $400 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 ($mm) Interest Benefit ($mm) Debt buyback Synthetic Defease (Single-A Credit Fund) Synthetic Defease (Treasuries) Total Interest Savings: $1,128 mm PV of Interest Savings: $995 mm % Floating Paid Down: 40% Total Interest Benefit : $452mm / $547mm PV of Interest Benefit: $422mm / $511mm % Floating Defeased : 40% 93

©2024 Boots Capital Management, LLC PROJECT BOOTS Fiber Sale Significantly Improves Towerco Fundamentals 94 $ 1,655 $ 285 82.8% Total Capex $ 1,430 $ 2,154 50.7 % AFFO after Discretionary Capex $3.30 $5.13 55.6 % AFFO after Discretionary Capex per Share ($,1304) $ 215 116.5% AFFO after Disc. Capex less Dividend 434 420 3.2% Share Count $ 23,218 $ 17,240 25.7% Total Debt $ 2,707 - 100% Floating Rate Debt $ 3,421 $ 2,921 14.6% Fixed Rate Maturities through 2026 $ 957 $ 620 35.3% Interest Expense Before Project Boots (2024) After Project Boots (2025)

95

Selling Fiber And Small Cells Maximizes Value

- Based on our diligence, investigation with a major consulting firm and publicly available information we believe selling small cells and fiber together maximizes shareholder value. As our plan has always contemplated, this remains subject to review and confirmation by our team once non-public information becomes available to us
- Attempting to split the assets creates significant technical and therefore execution risk to the Company
- Furthermore, from our conversations with buyers and financing sources the combined growth profile of the enterprise and small cell business will drive valuation
- Historically small cells have been responsible for 75%+ of the Fiber related capex and retaining it will continue the overwhelming majority of the cash flow drag that has impacted shareholder value

	FIBER SOLUTIONS	SMALL CELLS
Est. Annual Revenue Growth	2-3%	14.7+%
Est. Annual Churn	10%	1-2%
Est. Escalators	0%	1-2%
Customer Contract Term[1]	3-5 years	10-12 years
Customers	Education, Healthcare, Financials	Verizon, TMO

(1) Assumed due to reported segment weighted average of 3 years but industry articles highlight Small Cell durations are 10-12 years.

The combination of the valuation impact, technical risk and the cash flow dynamics establish that selling the segments together is the optimal path

©2024 Boots Capital Management, LLC

PROJECT BOOTS

96

Technical Challenges for Small Cell & Enterprise Separation

Identified Challenges	Description	Potential Remediation	Net Impact
Diversity of Site Configurations	▪ Sites can be single tenant, collocated on the same pole, or near-net locations. Additionally, some small cells can have varied configurations within those segments. Some can be entangled with the Enterprise on the premise. ▪ Sites have not conformed to a standard architecture in the process of CCI builds and acquisitions, which creates complexity	▪ Detailed and timely site-by-site separation analysis of the small cells ▪ For those with minimal documentation, site visits may be required to assess the connectivity and infrastructure	▪ Onerous technical considerations in the sample and long-term agreements that may prohibit reaching full potential commercial value of the sties ▪ Significant investment into separating the infrastructure ▪ Uncertainty that sites can be fully separated despite best efforts, but may have potential
Backhaul Separation	▪ Small cells receive a connection via a lateral off the backbone and can be split further to connect different types of sites ▪ There do not appear to be aggregation points or carrier hotels where demarcs would be separated easily		
Transaction Timeline Alignment	▪ A separation demarc has not been selected between the Enterprise and would likely need to be configured between each scenario and aligned	▪ Site-by-site or large sample demarc scenarios to build policies ▪ TSA/MSA agreements that are long-term and costly to manage	
Maintenance & Prioritization	▪ Ongoing maintenance (planned & emergency) being completed and prioritized accordingly between the parties.	▪ Legal language and stiff penalties	▪ Increased downtime on the network, ▪ Reduced network performance for the customer(s) ▪ Difficulties in customer support/service since there are now multiple new layers between the customer and the supplier

- The expenditures in time, legal work, field work, network augmentation, documentation, audit and true up are high enough to make one consider the benefit of why this would be a successful solution
- The ongoing collaboration agreements between parties such as these are difficult to write, nearly impossible to enforce in the field, and never possess strong enough penalties that may be levied to incentivize true collaboration. Each entity will have their own goals – which are not aligned with the other

©2024 Boots Capital Management, LLC

PROJECT BOOTS

97

Technical Challenges for Small Cell & Enterprise Separation

Highly Unlikely — **TECHNICAL VIABILITY** — **Manageable**


Second Tenant
Anchor Tenant
Backhaul
Lateral
Vertical Asset
Conduit
Enterprise Buyer
Enterprise Buyer
Zoom in on the Lateral
Conduit: Conduit Shared? Access Rights? Cost Allocation?
Could be 288+ Strands
Strands: Mixed physical strands within conduit that vary for every lateral


Second Tenant
Anchor Tenant
Backhaul
Lateral
Vertical Asset
Conduit
Enterprise Buyer
Enterprise Buyer

Scenario: Try to separate fiber strands within conduit and with a fiber cable (e.g., within a single conduit with 288 strands, separate 140 for an entity)

- Would require highly detailed and available records (highly unlikely)
- Need to account for inevitable error rate (as typically experienced in industry) that has a cost
- Separation process could be taken to a standstill and ongoing businesses could come to a standstill at the local area level (specifically with agreement between physically shared infra, dis-synergy in jobs touching infrastructure, etc.)
- Maintenance and growth would be technically challenging (accessing infrastructure for maintenance, break/fix, adding an incremental site or building) and, as a result, costly

Scenario: Separate at the vertical asset for a clean demarcation

- Technically the easiest option
- There have been next to no businesses that generate economic return in this way without the backhaul (revenue, proposition attractiveness,, etc.) even with some sort of split. I.e., lease and even some split of backhaul would still challenge the economics
- Third party dependency for backhaul creates unattractive offer for tenants

Possibly — **ECONOMIC VIABILITY** — **Highly Unlikely**

©2024 Boots Capital Management, LLC

PROJECT BOOTS

98

Fiber Plan: Sale Timeline


Stage: Pre-Deal
Stage: Pre-Sign
Stage: Sign-to-Close¹
Stage: Post-Close
Boots Accelerated Timeline
1-2 Mo.
~4 Mo
4-6 Mo
8-12 Mo
Typical Market Timeline
3-4 Mo
6+ Mo
6-8 Mo
14-18 Mo
Key Outputs
Deal Rationale
Synergy Identification
Financial Models
Bidder Feedback
Info Memorandum
Diligence Reports
Data Room Population
Management Presentations
Day-1 Readiness
Operationalization Plans
TSAs/rTSAs/MSAs
TSA Exit
TowerCo Separation
A.1
Crown Separation Deal Validation
A.2
FiberCo
Perimeter
TSA/rTSA
Financials
Etc..
B
TowerCo
Bidder Signs
A.3
FiberCo
Separation
Preparation
Data Room
Etc.
B
TowerCo
Close
FiberCo
TSA
rTSAs
B
TowerCo

A. Separation acceleration

A.1
- Outside-in deal models (complete)
- Outside-in validation (complete)
- Quantitative validation (complete)
- Investor validation (complete)
- Governance model (proposed)
- Sector/functional/deal team (already engaged)
- Bidder feedback (incorporated)
- Economic antitrust evaluation (started)

A.2
- Market study foundation (started)
- Tax analyses (mostly complete)
- Perimeter definition (mostly complete)
- Carve-out financials (started)
- Operational separation planning (started)
- Experienced deal team (already engaged)
- Economic antitrust evaluation (started)
- Proprietary EY pre-sign accelerator tools

A.3
- Proprietary EY sign-to-close accelerator tools
- Familiarity with bidders and bidder sets from prior strategy & transaction engagements
- Proven workaround solutions to enable timely deal closing
- Expertise with antitrust economics

B. Towerco Value Realization Workstreams from Boots and EY analyses completed in tandem to support full potential value for TowerCo (RemainCo)

©2024 Boots Capital Management, LLC

PROJECT BOOTS

99

Economic Antitrust analyses to inform regulatory risks towards expediting Fiber transaction review and approval timelines

I. Pre-Sign

Potential Buyer Economic Antitrust Due Diligence

Assessments

- *Precedent Case Review*
- *2023 Merger Guidelines Consideration*
- *Market Share Concentration*
- *Price Impact*
- *Roll-up Risk*
- *Nascent Market Analysis*
- *Supply Chain Overlap*


Lower Risk
Potential Financial/ Strategic Buyers
Time for FTC/ DoJ Approval
Buyer A
30-60 Days
Buyer B
30-90 Days
Buyer C
3-6 Months
Buyer D
6-9 Months
Buyer E
1+ Years
Higher Risk

II. Sign-to-Close

White Paper Presentations to FTC/DOJ

Assessments

1. **Relevant Product Market** Determine the relevant competitors to consider in the ensuing analyses (*e.g.*, Hypothetical Monopolist Test).
2. **Relevant Geographic Market** Determine geographic extent of competition in relevant product market (*e.g.*, Hypothetical Monopolist Test).
3. **Geospatial Analysis** Analyze physical locations of merged entity's assets overlayed with competition's assets.
4. **Price Elasticity Analysis** Econometrically estimate univariate and cross-price elasticities in overlapping markets.
5. **Merger Simulation Analysis** Estimating the unilateral price effects and market share changes post-merger (including GUPPI).
6. **Vertical Foreclosure Analysis** Analyze effect of merger on competition in other steps of supply chain (*e.g.*, vGUPPI).
7. **Labor Market Considerations** Analyze potential monopsony power that may impact employee compensation.
8. **Pro-Competitive Efficiencies** Identify pro-competitive effects of cognizable efficiencies (merger specificity, verifiability, prevents reduction in competition).

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 100 Boots Plan Detail: Towerco PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Towerco Plan: Back to Ops Basics Optimize Headcount Restore Culture KPI Methodology Carrier Relationships • Currently 18 towers/EE • AMT Operates US with 23 towers/EE • AMT Operates globally with 38 towers/EE • In 2013 , CCI Operated 40k towers with 1,400 EEs ( 29 towers/EE ) • Today, CCI Operates 40k towers with 2,200 EEs ( 18 towers/EE ) • Capitalize on global virtual workforce to lower costs • Outsource work that is a commodity and not strategic • As a seasoned leader and the founder of the company, Ted is uniquely qualified to reset the culture and rally the team behind the renewed focus on a core T owerco • Focus on efficiency and shareholder return will be central to the go - forward strategy • Re - institute proven framework to transition from lagging financial metrics to forward looking KPIs • Innovation leader engaged and has been working through due diligence with our team • Fiber drove carrier relationship narrative • Reinvigorate relationships with customers and openly leverage CCI’s renewed balance sheet to improve long - term relationships that drive additional CCI profit 101

©2024 Boots Capital Management, LLC PROJECT BOOTS Towerco Plan: Back to Ops Basics M&A Ground Interests PA Corporate Campus Technology Initiatives • CCI positioned to successfully compete with AMT and SBA on opportunistic M&A • Fiber constrained M&A • CCI will benefit from M&A in current rate environment vs. competition that executed during 0% rates • Ground interests core to CCI’s business • Continue acquisition of ground leases • Premature to shut down PA • Near - term it is important to employee morale and corporate stability to continue to operate PA • Significant digitization/ automation of lead - to - cash • Current tenant onboarding timelines > 12 months • Asset condition monitoring processes are antiquated • Benefits ESG/HSE: reducing truck rolls and tower climbs • Automated revenue assurance reduces costly and time - consuming dispute resolutions 102 “Companies can no longer rely on leverage and cheap money to fuel returns… companies must source good deals make operational improvements” - GS Asset Management Chief Marc Nachmann

©2024 Boots Capital Management, LLC PROJECT BOOTS Towers per Employee 103 18 23 29 38 0 5 10 15 20 25 30 35 40 CCI - Current AMT - US CCI - 2013 AMT - Global

©2024 Boots Capital Management, LLC PROJECT BOOTS The New CCI Tower of Value 104 Financial Results Carrier / Customer Results Process & Technology Results People Results Strategic Partnership Increase Enterprise Value – Stock Price Reduce Costs Optimize Capex Reduce Portfolio Risk Increase Revenue Create Stickiness Via Self - Service Portal Improve Customer Service Scores Partner Strategically with Carriers on Network Planning/ Rollouts Achieve 100% Regulatory Compliance / Disclosures (OSHA, FAA, SEC) Reduce Cycle Time for Upgrades by 33% Improve On - Time Delivery Enable Instant Access to Portfolio Assimilate New Tower Acquisitions Seamlessly Identify and Mitigate High Risk (Load) Towers Create 100% Accurate Design Drawings Achieve 100% Standardization Of Records Reduce Time, Frequency, & Cost of Inspections Enable Virtual Workforce Improve Productivity Attract & Retain Knowledge Workers Improve Quality / Reduce Human Error Create a Digital Twin / GIS Database

105

Digital Impact to Tower Lifecycle Management

Traditional Upgrade Process

~98 days

Upgrade Request	Site Visit	Upgrade Approvals	General Arrangement Drawings	Structural Analysis	Site Climb Down	Fabrication Drawings	Detailed Design Pack	Site Construction	Handover
Process Start	7 days	7 days	7 days	7 days	7 days	7 days	14 days	28 days	14 days
$0	$1,050	$450	$1,200	$1,500	$1,500	$500	$3,000	na	$1,050
	6 ppl @ $175	6 ppl @ $75	6 ppl @ $75 + $750	3rd party designer	2 ppl structural team	Est. drawings	DD's & Cons Pack	Construction Cost	~$10,250
Initial call off by client as request for upgrade	Site Provider, Construction, RF, Tx, Planner, Acq & designer	Each member has to review and add an approval or rejection	Drawings then created and also distributed to all for approval	Capacity Check on the structure by design analysis required	Where structure needs mods, a visit to measure for member size	Fabrication Drawings for replacement items need to be created	Full detailed design for construction and connection created	Site Teams rectify and install new upgrade on the site location	2 or more visits for handover and inspection to the client required

Upgrade Process with Engineering Class Drone Data

~63 days

Upgrade Request	Site Visit	Upgrade Approvals	General Arrangement Drawings	Structural Analysis	Site Climb Down	Fabrication Drawings	Detailed Design Pack	Site Construction	Handover
Process Start	7 days	3 days	3 days	3 days	0 days	3 days	7 days	28 days	7 days Digital Twin
$0	$999	$450	$575	$700	$0	$250	$1,500	na	$725
	Drone capture	6 ppl @ $75	6 ppl @ $75 + $125	VI solution	Not required	Est. drawings	DD's & Con Pack	Construction Cost	~$6,200*
Initial call off by client as request for upgrade	UAV Operator ONLY	Each member has to review and add an approval or rejection	Drawings then created with the model in 3D with Drawings Available	Structure automatically checked by VI	All information available in the structural model from Capture	Available from the 3D digital twin for measure and extract.	Reduced detailed design for construction and connection created	Site Teams rectify and install new upgrade on the site location	Just 1 visit for handover and inspection to the client required

*Software and As-Built Handover Scan included.

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Digital Twin: Full Data Services Design 106

107

Boots Phase 2 Innovation Plan: Reboot, Enhance & Grow

Months[1]	Strategic Initiatives	Key Intended Outcomes (KIOs)
1-12 Reboot	✓ Establish ROIC as Key Performance Indicator (KPI) and Link ROIC to Executive Compensation	✓ Align Executive Team with Shareholder Value (SHV) ✓ Eliminate non-value-added golden parachutes
1-12 Reboot	✓ Translate ROIC into subordinate Customer, Operational, Technology, and People KPIs (turn off redundant reports)	✓ Focus employees on Pareto or "Vital Few" to reduce conflicting goals and measures
1-12 Enhance	✓ Cascade and align KPIs vertically and horizontally enterprise-wide	✓ Align all levels of the organization with SHV ✓ Silo-Bust to enhance cross-functional cooperation and create a process-based organization
1-12 Enhance	✓ Re-establish tower and small cell BTS	✓ Engagement with carriers on tower acquisitions/BTS which has been ignored >10 years
1-12 Enhance	✓ Outsource non-core processes; implementing KPIs for service providers	✓ Reduce headcount and expenses on core and non-core activities / operations
1-12 Enhance	✓ Cancel all projects over $100k and only restart those aligned to foregoing KPIs to create shareholder value	✓ Zero-based operating and capital budgets to fund those projects maintaining or enhancing SHV ✓ Free up organizational capacity / reduce headcount

(1) Phase 2 will run concurrently to the Phase 1 divestiture of fiber.

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC ©2024 Boots Capital Management, LLC 108 Shareholder Value Implications PROJECT BOOTS

109

Key Model Assumptions: 2025-2028

Variable	Assumption	Considerations
Revenue CAGR	4.5%	• In line with analysts' outlooks, inclusive of discontinuation of installation services

EBITDA Margin	69%	• Peer benchmarking identified improvement opportunities
		  • Conservatively, margins can be increased to 71% or $70mm/yr
		  • Headcount reduction: Towers/EE from 18 to 23 (in line with AMT US)
		  • Non-headcount efficiencies
		  • $50mm/year increase in GLBOs (from current $50mm base)

Capex	$300mm	• In line with historical tower segment spend
Net Debt/Leverage	5.4x	• Focused on maintaining IG status • If increased to 6.0x, $2b of incremental 2025 borrowing increasing ~$1bn/yr • Debt includes ATT/TMO towers discounted at 8.2%
Dividend	90%	• 2024 dividend maintained at existing level (funded with debt) • Set using AFFO after discretionary capex or ~82% of AFFO • 2025 Dividend: $4.62/share with 6-7% annual growth (funded with cash flows)

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS EBITDA Bridge 2024 - 2026: Headcount Reduction to AMT US 110

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Implied US EBITDA Multiple Calculations

AMT: Calculated Segment Level 2024E Adj. EBITDA

Geography	% Adj. EBITDA (a)	2024E Adj. EBITDA	Multiple (b)	EV (c)	GPCs considered in multiple (d)
Data Centers	6.0%	431	21.6x	9,336	Equinix, DigitalBridge, Digital Realty Trust
LatAm	16.0%	1,150	8.8x	10,158	Telesites, Sitios
Europe	6.0%	431	14.7x	6,344	Cellnex, INWIT, EuroTeleSites
Africa	10.0%	719	5.9x	4,213	IHS, Helios
APAC	4.0%	288	10.5x	3,018	Protelindo, Tower Bersama
US	58.0%	4,170	25.7x	107,098	n/a - calculation
Total	**100.0%**	**$7,190**	**19.5x**	**$140,168**	

2024E AMT Adj. EBITDA (e)	**$7,190**

SBAC: Calculated Segment Level 2024E Adj. EBITDA

Geography	% Adj. EBITDA (f)	2024E Adj. EBITDA	Multiple (b)	EV (c)	GPCs considered in multiple (d)
US	79.8%	1,565	22.1x	34,530	n/a - calculation
International	20.2%	397	8.8x	3,508	Telesites, Sitios
Total	**100.0%**	**$1,962**	**19.4x**	**$38,038**	

2024E SBAC Adj. EBITDA (e)	**$1,962**

Detailed SOTP Indicates 25x EBITDA Multiple is Appropriate

Footnotes
(a) Source: HSBC analysis
(b) Selected multiple: 2024E Adj. EBITDA. Blended international multiple is based on weighted average of country multiples. Source: Capital IQ
(c) EV calculated as: market capitalization + LT debt + capital leases - cash & cash equivalents + minority interest + preferred stock. EV excludes the impact of operating leases
(d) Multiples calculated as a simple average of the GPCs' EV/EBITDA multiples per geography based on selected time period
(e) Source: JP Morgan analysis; SBAC Adj. EBITDA removes the impact of straight-line revenue and expenses to align with AMT Adj. EBITDA
(f) Source: Historical company financials
(g) Stock prices as of 1/16/24

©2024 Boots Capital Management, LLC

PROJECT BOOTS

©2024 Boots Capital Management, LLC PROJECT BOOTS Fundamental Value Heatmap 112 2025 - 2028 CAGR / Average Towerco AMT SBAC Towerco AMT SBAC US Tower Metrics US Revenue Per Tower 2 1 3 122,582 129,844 111,001 US Revenue Growth Per Tower 1 2 3 4.5% 2.6% 2.4% US EBITDA Per Tower 2 1 3 86,944 101,534 85,252 US EBITDA Growth Per Tower 1 2 3 4.6% 2.8% 2.2% US EBITDA Margin Per Tower 3 1 2 70.9% 78.2% 76.8% Total Company Performance Total Revenue Growth 2 1 3 4.5% 5.3% 3.4% EBITDA Growth 2 1 3 4.6% 5.4% 3.2% EBITDA Margin 1 3 2 70.9% 61.4% 69.5% Unlevered Free Cash Flow Growth 2 1 3 5.5% 7.4% 2.6% Dividend Payout as a % of AFFO 1 2 3 81.6% 61.1% 26.1% Dividend Payout as a % of AFFO after Discretionary 1 2 3 90.0% 88.8% 36.1% FX Exposure and Leverage % of Non - US EBITDA 1 3 2 0.0% 46.0% 21.9% % of Non - US Revenue 1 3 2 0.0% 57.6% 29.4% Net Debt / EBITDA 2 1 3 4.72 4.41 6.04 Note: For Dividend Payout as a % of AFFO Before/After Discretionary, we have run out the 2023 metrics for AMT/SBA and are using the projection metrics fo r Towerco . PF CCI #1 or #2 Except Margin/Tower

©2024 Boots Capital Management, LLC PROJECT BOOTS Share Px Bridge: 25x 2025 - Headcount Reduction to AMT US 113

©2024 Boots Capital Management, LLC PROJECT BOOTS Share Price Sensitivity Tables 114 EBITDA Multiple Sensitivity 2025 - 2026 EBITDA % Price Change EBITDA Multiple 2025 2026 2025 2026 23.0x $136.14 $143.34 22.7% 29.1% 24.0x $143.76 $151.25 29.5% 36.3% 25.0x $151.36 $159.15 36.4% 43.4% 26.0x $158.95 $167.06 43.2% 50.5% 27.0x $166.54 $174.96 50.0% 57.6% 28.0x $174.13 $182.86 56.9% 64.7% Dividend Yield Sensitivity 2025 - 2026 Dividend Payout % Price Change Div. Yield 2025 2026 2025 2026 3.00% $153.95 $162.86 38.7% 46.7% 3.25% $142.11 $150.33 28.0% 35.4% 3.50% $131.96 $139.60 18.9% 25.8% 3.75% $123.16 $130.29 11.0% 17.4% 4.00% $115.46 $122.15 4.0% 10.0% 4.25% $108.67 $114.96 - 2.1% 3.6% 4.50% $102.63 $108.57 - 7.5% - 2.2% SOTP Analysis: 25x EBITDA - 2025 Trough EBITDA Used for Conservatism

©2024 Boots Capital Management, LLC PROJECT BOOTS Towerco Plan: AFFO After Discretionary Capex 115 Interest savings impact to AFFO of $330mm more than bridges the $200mm top line impact of 2025 Sprint Churn

©2024 Boots Capital Management, LLC PROJECT BOOTS Towerco Plan: Fiber Sale Price Sensitivity Stock Price Calculation ($) as of December 2024 Assumed Tower Multiple (of 2025E Tower EBITDA) 18.0 x 19.0 x 20.0x 21.0 x 22.0 x 23.0 x 24.0 x 25.0 x 26.0 x 27.0 x 28.0 x Fiber at Calc Fiber Value ($) 9.3 x 10,488 94.90 102.24 109.58 116.92 124.25 131.59 138.93 146.26 153.60 160.94 168.27 10.1 x 11,334 96.29 103.74 111.18 118.63 126.07 133.51 140.96 148.40 155.85 163.29 170.74 11.1 x 12,461 98.21 105.80 113.39 120.99 128.58 136.17 143.76 151.36 158.95 166.54 174.13 12.1 x 13,589 100.20 107.95 115.69 123.44 131.19 138.93 146.68 154.43 162.17 169.92 177.67 13.1 x 14,716 102.28 110.18 118.09 126.00 133.91 141.81 149.72 157.63 165.53 173.44 181.35 14.1 x 15,844 104.44 112.52 120.59 128.66 136.74 144.81 152.89 160.96 169.04 177.11 185.18 % Calculated Stock Price Increase (%) Assumed Tower Multiple 18.0 x 19.0 x 20.0 x 21.0 x 22.0 x 23.0 x 24.0 x 25.0 x 26.0 x 27.0 x 28.0 x Fiber at 9.3 x - 14.5% - 7.9% - 1.3% 5.3% 11.9% 18.5% 25.2% 31.8% 38.4% 45.0% 51.6% 10.1 x - 13.3% - 6.5% 0.2% 6.9% 13.6% 20.3% 27.0% 33.7% 40.4% 47.1% 53.8% 11.1 x - 11.5% - 4.7% 2.2% 9.0% 15.8% 22.7% 29.5% 36.4% 43.2% 50.0% 56.9% 12.1 x - 9.7% - 2.7% 4.2% 11.2% 18.2% 25.2% 32.1% 39.1% 46.1% 53.1% 60.1% 13.1 x - 7.9% - 0.7% 6.4% 13.5% 20.6% 27.8% 34.9% 42.0% 49.1% 56.3% 63.4% 14.1 x - 5.9% 1.4% 8.6% 15.9% 23.2% 30.5% 37.7% 45.0% 52.3% 59.6% 66.8% 116 2025E EBITDA Used for Conservatism Given Trough for Sprint Churn. Fiber Value ~$12,500 and Tower Multiple Expansion to 25.0x

©2024 Boots Capital Management, LLC PROJECT BOOTS Boots Tower Co* Dividend @ $6.26 per share » By 2029, AFFO** will be sufficient to fund a $6.26 per share annual dividend » The cumulative delta between AFFO and a dividend payout at $6.26 p/s is $1.3B from 2025 to 2029. » There is $4.8B in capital available at 6.0x leverage to fund that delta. » Alternatively, proceeds from the sale of Fiber can be reserved for future dividend payouts. $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2025 2026 2027 2028 2029 Available Leverage @6.0x vs Dividend Delta ($M) Cumulative Delta - AFFO vs. $6.26 p/s Dividend Capital Available based on 6x Leverage $ 1.3B $4.8B *Boots Tower Co reflects the standalone Tower Co business after the sale of Fiber, with transaction proceeds used as follows: $6 .5B debt paydown; $1.9B share buyback and $2.8B buyout of ATT/TMO subleases ** All references to AFFO are after discretionary capex 2025 2026 2027 2028 2029 Leverage 5.6x 5.5x 5.3x 5.0x 4.7x Dividend Growth 0.0% 0.0% 0.0% 0.0% $2,121 $2,218 $2,341 $2,514 $2,689 $507 $410 $287 $115 $0 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2025 2026 2027 2028 2029 Dividend Funding ($M) AFFO (after Discretionary Capex) Capital Required 117

©2024 Boots Capital Management, LLC PROJECT BOOTS Boots Tower Co** Dividend @ $4.62+ per share » Annual dividend funded at 90% of AFFO** » Dividend @$4.62 per share with annual growth of 6 - 8% » There is $7.3B in capital available at 6.0x leverage. *Boots Tower Co reflects the standalone Tower Co business after the sale of Fiber, with transaction proceeds used as follows: $6 .5B debt paydown; $1.9B share buyback and $2.8B buyout of ATT/TMO subleases ** All references to AFFO are after discretionary capex $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 2025 2026 2027 2028 2029 Available Leverage @6.0x vs Dividend Delta ($M) Cumulative Delta Capital Available based on 6x Leverage $7.3B 2025 2026 2027 2028 2029 Leverage 5.4x 5.0x 4.7x 4.4x 4.1x Dividend Growth 5.8% 6.4% 7.8% 7.1% $1,939 $2,052 $2,184 $2,354 $2,521 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2025 2026 2027 2028 2029 Dividend Funding ($M) Dividend @ 90% of AFFO (after discretionary capex) 118